CONSECOSAVE PLAN
                     (amended and restated, January 1, 1997)







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                                TABLE OF CONTENTS

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ARTICLE 1           ESTABLISHMENT AND PURPOSE OF PLAN.............................................................1

ARTICLE 2           DEFINITIONS...................................................................................1
     2.1            Definitions...................................................................................1
     2.2            Gender and Number.............................................................................7

ARTICLE 3           PARTICIPATION.................................................................................8
     3.1            Participation.................................................................................8
     3.2            Termination of Participation..................................................................8
     3.3            Reemployment..................................................................................8
     3.4            Cessation of Eligible Status..................................................................9

ARTICLE 4           EMPLOYEE CONTRIBUTIONS.......................................................................10
     4.1            Employee Contributions.......................................................................10
     4.2            Dates of Election............................................................................10

ARTICLE 5           EMPLOYER CONTRIBUTIONS.......................................................................11
     5.1            Employer Matching Contributions..............................................................11
     5.2            Discretionary Employer Contributions.........................................................12
     5.3            Allocation of Annual Employer Contributions
                    and Forfeitures..............................................................................12
     5.4            Restoration of Forfeited Amounts Upon Reemployment...........................................12
     5.5            Rollover Contributions.......................................................................13

ARTICLE 6           LIMITATIONS..................................................................................14
     6.1            Limitations on Annual Account Additions......................................................14
     6.2            Maximum Amount of Before-Tax Deposits........................................................18
     6.3            Actual Deferral Percentage Tests.............................................................18
     6.4            Adjustment to Actual Deferral Percentage Tests...............................................20
     6.5            Maximum Contribution Percentage..............................................................21
     6.6            Adjustment For Excessive Contribution Percentage.............................................23
     6.7            Limit on Total Contribution of Employer;
                    Precluding Excess Allocations................................................................25

ARTICLE 7           CREDITING OF CONTRIBUTIONS AND DEPOSITS TO
                    INVESTMENT FUNDS.............................................................................25
     7.1            Investment Funds.............................................................................25
     7.2            Investment of Employer Contribution Accounts.................................................26
     7.3            Participant's Choice of Investments..........................................................26
     7.4            Change of Prior Investments..................................................................27

                                   (i)
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ARTICLE 8           ACCOUNTS.....................................................................................27
     8.1            Separate Accounts............................................................................27
     8.2            Valuation of Separate Accounts...............................................................28
     8.3            Determination of Fund Performance............................................................28
     8.4            Voting of Company Stock......................................................................29

ARTICLE 9           WITHDRAWALS DURING EMPLOYMENT................................................................29
     9.1            After-Tax Deposit Account withdrawals........................................................29
     9.2            Withdrawals After Age Fifty-nine and one-half
                    (592)........................................................................................30
     9.3            Hardship Withdrawals.........................................................................30
     9.4            Withdrawal of Rollover Contributions by Prior
                    Plan Participants............................................................................32
     9.5            Loans........................................................................................33

ARTICLE 10          DISTRIBUTIONS................................................................................35
     10.1           Retirement...................................................................................35
     10.2           Death........................................................................................35
     10.3           Permanent Disability.........................................................................35
     10.4           Other Termination of Employment..............................................................35
     10.5           Designation of Beneficiary...................................................................37
     10.6           Timing of Distributions......................................................................37
     10.7           Manner of Benefit Distribution...............................................................38
     10.8           Manner of Distribution and Timing of Death
                    Distributions................................................................................41
     10.9           Limitation on Benefits and Distributions.....................................................42
     10.10          Distributions Payable to Incompetents........................................................42
     10.11          Distribution of Before-Tax Deposits..........................................................43

ARTICLE 11          NONASSIGNABILITY.............................................................................43

ARTICLE 12          TRUST AGREEMENT..............................................................................44

ARTICLE 13          MANAGEMENT AND ADMINISTRATION................................................................44
     13.1           Administrator................................................................................44
     13.2           Claims Review Procedure......................................................................45
     13.3           Delegation...................................................................................46
     13.4           Expenses of Administration...................................................................46

ARTICLE 14          COMPANY AND EMPLOYER RIGHTS..................................................................46
     14.1           Company's Interest in Trust..................................................................46


                                      (ii)
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     14.2   Inspection of Records........................................................................46
     14.3   Amendment....................................................................................47
     14.4   Employment Rights............................................................................47
     14.5   Company and Employer Liability...............................................................47

ARTICLE 15  PARTICIPATING EMPLOYERS......................................................................47
     15.1   Adoption By Other Employers..................................................................47
     15.2   Requirements of Participating Employers......................................................47
     15.3   Designation of Agent.........................................................................48
     15.4   Employee Transfers...........................................................................49
     15.5   Participating Employer's Contribution........................................................49
     15.6   Discontinuance of Participation..............................................................49
     15.7   Administrator's Authority....................................................................50
     15.8   Participating Employer Contribution For
            Affiliate....................................................................................50

ARTICLE 16  TERMINATION..................................................................................51
     16.1   Event of Termination.........................................................................51
     16.2   Effect of Termination........................................................................51

ARTICLE 17  TRANSFERS, MERGERS AND CONSOLIDATIONS........................................................51

ARTICLE 18  SUCCESSORS...................................................................................52

ARTICLE 19  INTERPRETATION QF AGREEMENT..................................................................52
     19.1   Interpretation of Plan.......................................................................52
     19.2   Forms........................................................................................52
     19.3   Applicable Law...............................................................................52

APPENDIX I  TOP-HEAVY PROVISIONS.........................................................................53

APPENDIX    MERGER OF INDEPENDENT PROCESSING SERVICES
            SAVINGS INVESTMENT PLAN......................................................................61

APPENDIX    MERGER OF TRANSPORT HOLDINGS, INC.
            401(k) PLAN..................................................................................63

APPENDIX    MERGER OF CAPITOL AMERICAN FINANCIAL
            CORPORATION INVESTMENT PLAN..................................................................64

APPENDIX    MERGER OF AMERICAN TRAVELLERS LIFE INSURANCE
            COMPANY RETIREMENT SAVINGS PLAN AND TRUST....................................................66


                                     (iii)
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APPENDIX    MERGER OF CONTINENTAL FINANCIAL CORPORATION
            401(k) RETIREMENT PLAN.......................................................................67

APPENDIX    TRANSFER OF INTRAMERICA LIFE INSURANCE COMPANY
            EMPLOYEE ACCOUNTS............................................................................69

APPENDIX    MERGER OF PIONEER FINANCIAL SERVICES, INC.
            EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN....................................................72




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                                      (iv)


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                                CONSECOSAVE PLAN


                                    ARTICLE 1
                        ESTABLISHMENT AND PURPOSE OF PLAN

         Effective as of April 1, 1989, Conseco, Inc. (the "Company") adopted the Conseco Savings Plan in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees. The ConsecoSave Plan (the "Plan") was last amended and restated effective October 1, 1995 and is intended to meet the requirements of the Internal Revenue Code of 1986 (the "Code"), and the Employee Retirement Income Security Act of 1974 ("ERISA"), as both may be amended from time to time. This document constitutes a further amendment and restatement of the Plan.

         Except as otherwise noted below, this amendment and restatement, made and entered on this 1st day of December, 1997, shall be effective as of January 1, 1997, except to the extent later internal effective dates are provided, in which event the provisions of the Plan as in effect prior to the amendment and restatement shall continue to apply until that date. The provisions of the Plan, as set forth herein, shall apply only to Participants who are Employees on or after January 1, 1997. The rights and benefits of all former employees shall be determined in accordance with the provisions of the Plan as in effect on the date his employment terminated.


                                    ARTICLE 2
                                   DEFINITIONS

         2.1 Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below unless the context clearly indicates otherwise:

              (a) Account: The bookkeeping account established and maintained by the Administrator for each Participant with respect to his interest in the Trust.

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             (b) Administrator: The Administrator of the Plan is the Company.

             (c) Affiliate: Any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

              (d) Board: The Board of Directors of the Company.

              (e) Break-in-Service: A twelve (12) month period during which a Participant does not have Credited Service.

              (f) Company: Conseco, Inc., an Indiana corporation.

              (g) Compensation:  The amount of compensation actually paid to the
Participant by the Employer which is reportable on the Participant's IRS Form W-2, plus any before-tax deposits and any salary reduction contributions made on behalf of a Participant under a plan which qualifies under Code Section 401(k) and/or Code Section 125, but excluding income resulting from payments of insurance premiums, moving expenses, tuition expenses, automobile expenses, severance payments, the value of any noncash incentive awards (including any stock options, restricted stock or other stock-based compensation), income attributable to an Employer's forgiveness of a loan made by the Employer to a Participant, and income attributable to a distribution to a Participant from a nonqualified deferred compensation arrangement (including a voluntary or incentive deferred compensation arrangement) maintained by an Employer or to the exercise of stock options, lapse of restrictions on restricted stock, or to other stock-based remunerations. Notwithstanding the foregoing, Compensation shall not include any payments made pursuant to an insurance agent or agency contract. Compensation shall not include any amounts in excess of $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B).


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              (h) Credited Service: Credited Service means a Participant's years of employment with the Employer. For purposes of calculating Credited Service, years of employment with Conseco, Inc., or any Affiliate and any predecessors thereto, as determined by the Plan Administrator in its sole discretion, shall be recognized. A Participant's period of employment by an Employer is measured
from  the  date  a  Participant   first  completes  an  Hour  of  Service,   and
anniversaries of that date, to the date of a Participant's termination of employment for any reason; provided, however, if a Participant who has a termination of employment resumes employment with an Employer prior to having a Break-in-Service, such termination of employment shall be disregarded and his employment shall be treated as continuous through the date he resumes his employment. In calculating a Participant's Credited Service, all periods of employment with the Employer shall be considered, except service performed prior to 5 consecutive 1-year Breaks-in-Service unless the Participant is reemployed and the prior service is reinstated in accordance with Section 3.3. For purposes of this Section and Section 3.1, an Hour of Service shall mean:

                  (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or an Affiliate thereof. These hours shall be credited to the Employee for the computation period in which the duties are performed,

                  (2) Each hour for which an Employee is paid, or entitled to payment, by an Employer or an Affiliate thereof on account of a period of time during which no duties are performed (irrespective of whether the employment relationship is terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military leave or leave of absence. No more than five hundred one (501) hours shall be credited under this subsection for any single continuous period of absence (whether or not such period occurs in a single computation period),

                  (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate thereof. The same shall not be credited both under paragraph (1) or (2), as the case may be, and under this paragraph (3). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement



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pertains  rather than the  computation  period in which the award,  agreement or payment is made,

                  (4) Solely for purposes of determining whether an Employee has a Break-in-Service under Section 2.1(e), each hour, based on the number of hours per week that the Employee would have normally worked, or a pro rata portion thereof, during which an Employee is absent from work (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee, or (iv) due to the caring of a child during the period immediately after the birth, placement or adoption of the child by the Employee. Not more than five hundred one (501) Hours of Service shall be credited to any Employee under this paragraph for any one occurrence. Such hours shall be credited to the computation period during which the event occurs to the extent necessary to prevent a Break-in-Service, and to the extent not so necessary, to the next following computation period, and

                  (5) Each hour, other than hours credited under paragraphs (1),
(2), (3) and (4), during any customary period of work, based on a forty-hour week or pro rata portion thereof, during which the employee is laid off, is on an Employer approved leave of absence or sick or disability leave, or is on jury or military duty.

                  (6)  The   provisions  of  Department  of  Labor   regulations
2530.2006(b) and (c) are incorporated by reference.

              (i) Employee: Any person who is employed by the Company, and any person who is employed by any Participating Employer, excluding (1) any employee located at the Company's offices in Jackson, Mississippi, (2) any independent contractor, (3) any leased employee, (4) any person employed by Washington National Insurance Company on December 31, 1997, (5) any person employed by United Presidential Life Insurance Company on December 31, 1997 other than a person who prior to December 31, 1997 signed an offer letter with Conseco Services LLC acknowledging that the person's principal place of business at some time in 1998 will not be Kokomo, Indiana, (6) any person hired by Conseco Services LLC after December 31, 1997 to perform services predominantly at the Company's Kokomo, Indiana, facility, and


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(7) any  individual  who is  included  within a unit of  employees  covered by a collective bargaining agreement for whom retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides for said individual's participation in this Plan. A "leased employee" means any person who is not an employee of the Employer, and provides services to the Employer if (1) such services are provided pursuant to an agreement between the Employer and any other person (the "leasing organization"), (2) such person has performed such services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)) on a substantially full-time basis for a period of at least one year, and (3) such services are performed under the primary direction or control of the Employer.

              (j) Employer: The Company and such Participating Employers as have adopted the Plan with the consent of the Board.

              (k) Former Participant: A person who has been a Participant, but who has ceased to be a Participant for any reason.

              (l) Highly Compensated Participant: A Highly Compensated Participant means an individual described in Code Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the determination year and is in one or more of the following groups:

                  (1) Employees who at any time during the determination year or the preceding year were 5% owners of the Employer. A 5% owner means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) should be treated as separate employers.

                  (2) Employees who for the preceding year had compensation from the Employer in excess of $80,000 (as adjusted at the same time and in such manner as prescribed by the Secretary of

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the Treasury) and were in the Top Paid Group of Employees for the Plan Year.

                  The determination year shall be the Plan Year for which testing is being performed.

                  Highly Compensated Participant shall include a former Employee who had a separation year prior to the determination year and was a Highly Compensated Participant in the year of separation from service or in any determination year after attaining age fifty-five (55).

                  "Top Paid Group" means the top 20% of employees who performed services for the Employer during the applicable year, ranked according to the amount of Compensation received from the Employer during such year. For the purpose of determining the number of active Employees in any year, the following Employees shall be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

                      (i)   Employees with less than six (6) months of service;

                      (ii) Employees who normally work less than seventeen and one-half (172) hours per week;

                      (iii) Employees who normally work less than six (6) months during a year; and

                      (iv)  Employees  who have not yet attained age  twenty-one
(21).


                  In-addition, if 90% or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

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                  The  foregoing  exclusions  set forth in this Section shall be applied on a uniform and  consistent  basis for all  purposes for which the Code
Section 414(q) definition is applicable.

                  (m) Non-Highly Compensated Participant: Any Participant or Former Participant who is not a Highly Compensated Participant.

                  (n) Participant: An Employee who meets the participation requirements of Section 3.1.

                  (o) Permanent Disability: A Participant's total and permanent disability, as determined in accordance with the long term disability plan applicable to the Participant.

                  (p) Plan  Year:  Plan   Year  means  the  twelve-month  period
beginning on January 1 and ending on December 31.

                  (q) Trust: Shall mean the legal entity created by the trust agreement between the Company and Trustee, fixing the rights and liabilities of each with respect to managing and controlling the trust funds for the purposes of the Plan.

                  (r) Trustee: The individual or individuals, bank or trust company which at a particular time shall be the trustee under the Trust.

                  (s) Valuation Date: Effective May 1, 1997, each business day on which the New York Stock Exchange is open and which is not a national banking holiday or a normally scheduled Company holiday and such other dates as may be designated by the Administrator in a uniform and nondiscriminatory manner.

                  (t) Prior Plan: The ICH Savings Investment Plan.


         2.2 Gender and Number. Except as otherwise indicated by the context, masculine terminology shall include the feminine and the singular shall include the plural.


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                                    ARTICLE 3
                                  PARTICIPATION

         3.1 Participation. Each Employee who was a Participant in the Plan on June 30, 1997 pursuant to the terms of the Plan as in effect prior to this restatement, shall continue as such, subject to the terms and provisions of this Plan. Effective July 1, 1997, every other Employee shall be eligible to become a Participant in the Plan on the first day of the second month immediately following his date of hire if such Employee's customary employment is for at least one thousand (1,000) Hours of Service per year; or if such Employee's customary employment is for less than one thousand (1,000) Hours of Service per year, the first day of the month immediately following either (a) the Employee's initial six-month period of employment, or (b) any subsequent six-month period, during which such Employee actually completes five hundred (500) Hours of Service. Eligible Employees shall become Participants in the Plan upon the first Valuation Date following enrollment in the Plan in accordance with procedures and rules established by the Plan Administrator.

         3.2 Termination of Participation.  Subject to the provisions of Section
3.4 hereof, an individual shall cease to be a Participant when he terminates employment with all Employers hereunder.

         3.3 Reemployment. A former Employee's eligibility to participate in the Plan and the reinstatement of his Credited Service following his reemployment by the Employer shall be governed by the following rules:

              (a) Return Prior to Five (5) Consecutive Breaks-in-Service. The former Employee shall resume participation in the Plan and his Credited Service shall be reinstated immediately upon his reemployment if he was a Participant in the Plan prior to his departure and he is reemployed by the Employer prior to incurring five (5) consecutive 1-year Breaks-in-Service. If the former Employee terminated employment after completing at least six (6) months of service but prior to becoming a Participant, his Credited Service will be reinstated and he will become a Participant as of the later of his date of reemployment or the day on which he would have become a Participant if his employment had not been terminated

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as long as he is reemployed  prior to incurring five (5)  consecutive
1-year Breaks-in-Service.

              (b) Return After Five (5) Consecutive Breaks-in-Service. If a former Employee had a nonforfeitable right to all or a portion of his Account at the time of his termination of employment, his Credited Service will be reinstated and he shall resume participation in the Plan immediately upon his reemployment if he is reemployed by the Employer after incurring five (5) consecutive 1-year Breaks-in-Service. If the former Employee did not have a nonforfeitable right to any portion of his Account at the time of his termination, he shall be considered a new Employee for all purposes if the number of his consecutive 1-year Breaks-in-Service equal or exceed the greater of (1) five (5) years or (2) the aggregate number of years of Credited Service before such breaks. If such former Participant's years of Credited Service before his termination exceed the greater of (1) five (5) years or (2) the number of consecutive 1-year Breaks-in-Service after such termination, his Credited Service will be reinstated and the Participant shall participate immediately. In determining a former Employee's aggregate number of years of Credited Service before the consecutive Breaks-in-Service, years of Credited Service disregarded in accordance with this Section as the result of prior periods of consecutive Breaks-in-Service shall not be considered.

              Except as noted above, for participation purposes a former Employee will be treated as a new Employee, and his prior Credited Service shall be disregarded upon his reemployment.

         3.4 Cessation of Eligible Status. If any Participant does not suffer a Break-in-Service but ceases to be an Employee, such Participant shall not be credited with any Employer contributions or forfeitures for continuous service during the period in which he ceases to be an eligible Participant; however, such Participant shall receive credit for vesting purposes for continuous service during the period in which he is not an eligible Participant.

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                                    ARTICLE 4
                             EMPLOYEE CONTRIBUTIONS

         4.1 Employee Contributions. Effective December 1, 1997, subject to the limitations of Article 6, each Participant may make contributions to the Plan, only by payroll deduction, of before-tax and/or after-tax deposits in any whole percentage of his Compensation, between 0% and 15%, as he elects, in accordance with the procedures and rules established by the Administrator. The before-tax and after-tax deposits elected by the Participant will be subject to a combined total of 15% and will be deducted from his Compensation for each payroll period and shall be paid by the Employer to the Trust not later than the fifteenth
(15th) business day of the month following the month in which the deposits were deducted.


         4.2 Dates of Election.

                  (a) A Participant  may elect to make  before-tax  deposits and after-tax deposits, as provided in Section 4.1, by authorizing payroll deductions, in accordance with the procedures and rules established by the Administrator.

                  (b) A Participant may change his before-tax deposit percentage or after-tax deposit percentage to any other percentage authorized under Section
4.1 effective the first practicable payroll following the 1st or 15th day of the month following the Participant's election, in accordance with the procedures and rules established by the Administrator.

                  (c) A Participant may discontinue before-tax deposits and/or after-tax deposits, as provided by Section 4.1, at any time effective the first practicable payroll following the 1st or 15th day of the month following the Participants' election, in accordance with the procedures and rules established by the Administrator.
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                                    ARTICLE 5
                             EMPLOYER CONTRIBUTIONS

         5.1 Employer Matching Contributions. The Employer shall contribute to the Plan on behalf of each Eligible Participant (as defined below) to be paid in Company stock or in cash to be used to purchase Company stock for each Plan Year, an amount equal to 50% of that portion of each Eligible Participant's before-tax deposits made during the Plan Year which do not exceed 4% of the Compensation paid to the Participant during the Plan Year and while such Participant made contributions to the Plan.

         For this purpose, an Eligible Participant is one who is active and contributing to the Plan pursuant to Section 4.1 on the last day of the applicable Plan Year or who is on an authorized leave of absence or who terminated employment due to death, disability, or retirement on or after Normal Retirement Age during the Plan Year.

         In addition, the Employer may contribute to the Plan for any Plan Year such additional amount or percentage in cash or Company stock based on all or a portion of before-tax deposits of each Participant who is active and contributing to the Plan pursuant to Section 4.1 on the last day of the Plan Year or who is on an authorized leave of absence or who terminated employment due to death, disability or retirement on or after Normal Retirement Age during the Plan Year as the Employer determines in its sole discretion.

         In the event contributions pursuant to this section are made in Company stock, the number of shares of Company stock to be contributed shall be determined by using the average price of Company stock for that Plan Year which shall be determined by averaging the closing prices of Company stock each day to obtain a monthly average price and averaging the monthly average prices to obtain an annual average price.

         Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

         5.2 Discretionary Employer Contributions. The Employers may make, in Company stock or in cash to be used to purchase Company stock, a discretionary contribution to the Trust in such amount, if any, as determined by the Board.

         5.3 Allocation of Annual Employer Contributions and Forfeitures. As of the last day of each Plan Year, each eligible Participant's allocable share, if any, of the Employer's contributions for that Plan Year shall be credited to his Account. As of the last day of the Plan Year, any amount which becomes a forfeiture during the Plan Year, shall first be used, in accordance with Section 15.2(d), if applicable, to reinstate previously forfeited Accounts of former Participants, if any, in accordance with Section 5.4, and the remaining forfeitures, if any, shall be used to reduce contributions which would otherwise be made by the forfeiting Participant's Employer.

         Discretionary Employer contributions for the Plan Year, if any, arising under the Plan during that year shall be allocated among the Accounts of those Participants who are employed on the last day of the Plan Year and those Participants who terminated employment during the Plan Year due to retirement, disability or death, in the ratio that each Participant's Compensation for the Plan Year bears to all Participant's Compensation for that Plan Year.

         5.4 Restoration of Forfeited Amounts Upon Reemployment. If a person:

             (a) who was a Participant on or after April 1, 1975 who terminated participation nonvested, is reemployed by an employer before he incurs five (5) consecutive 1-year Breaks-in-Service, or

             (b) who terminated participation partially vested is reemployed by the Employer before he incurs a break longer than the longer of (i) the length of the person's prior service with the Employer or (ii) five (5) consecutive 1-year Breaks-in-Service, he shall receive a special allocation equal to the amount forfeited, if any, from such Participant's Account upon the

Participant's prior termination of employment. The special allocation will be made as of the end of the Plan Year in which the Participant is reemployed and shall be in addition to the contributions described above. The source of the special allocation shall first be any forfeitures occurring during the Plan Year and, if that source is insufficient, then the Employer shall make a special contribution to the Participant's Account in an amount sufficient to cover the special allocation. However, for Participants who terminated participation partially vested and who are reemployed as provided above, the special contribution shall be allocated to a separate subaccount and the reemployed Participant's vested interest in the subaccount at the relevant time shall be an amount ("X") determined by the formula:

                          X = P(AB + (R x D)) - (R x D)

         For purposes of applying this formula: P is the nonforfeitable percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.


         5.5 Rollover Contributions. An Employee who receives or is credited with a distribution described in subsection (a), (b) or (c) of this Section may, but need not, make a special contribution to this Plan, which contribution will hereafter be referred to as a "Rollover Contribution." In making a Rollover Contribution, the Employee must transfer, or direct the transfer of, cash equal to the value of all or part of the property the Employee received or is entitled to receive in the distribution to the Trustees, to the extent the fair market value of such property exceeds an amount equal to after-tax contributions made by the Employee to the plan from which the distribution is being made. In addition, prior to the acceptance of a Rollover Contribution, the Employer may require the submission of such evidence as the Employer deems necessary or desirable to enable it to determine whether the transfer qualifies as a Rollover Contribution. If the Employer determines subsequent to any Rollover Contribution that any such Rollover Contribution did not in fact qualify as such, the value of such Rollover Contribution shall be immediately distributed to the Employee. For purposes of this Section 5.5, the following shall be eligible to be treated as a Rollover Contribution:

              (a) A distribution to an Employee from an employee's trust described in Code Section 401(a), which trust is exempt from tax under Code
Section 501(a), or from an annuity plan qualified under Code Section 403(a), which distribution qualifies for rollover treatment pursuant to the Code, which was received by the Employee not earlier than 60 days prior to the date the Rollover Contribution is credited to the Trust; or

              (b) A distribution to an Employee from an Individual Retirement Account or an Individual Retirement Annuity (other than an endowment contract) within the meaning of Code Section 408(a) or 408(b), the assets of which are derived solely from a rollover or transfer thereto of a prior distribution to the Employee described in (a) above, which was received by the Employee not earlier than sixty (60) days prior to the date the Rollover Contribution is credited to the Trust; or

              (c) A distribution directly to the Plan from an eligible retirement plan (as defined in Code Section 401(a)(31)(D)) of all or any portion of the balance to the credit of the Employee, except that the following amounts shall not be included: any distribution that is one (1) of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and that portion of any distribution that would not have been includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) if it would have been distributed directly to the Employees.



                                    ARTICLE 6
                                   LIMITATIONS

         6.1 Limitations on Annual Account Additions.

             (a) Annual Account Additions. The term "Annual Account Additions" means, for any Participant for any Plan Year, the sum of --

                  (1) Employer and Affiliate contributions made for the Participant under "any defined contribution plan" for the Plan Year, including before-tax deposits and Matching Contributions hereunder; and

                  (2) the Participant's after-tax contributions to "any defined contribution plan"; and

                  (3) forfeitures, if any, allocated to the Participant for the year under "any defined contribution plan"; and

                  (4) amounts allocated on the Participant's behalf to a medical account, as defined in Code Section 415(l)(1) or 419A(d)(2), although the percent age limit described in Subsection(b) (2) below shall not apply to such amounts;

but shall not include any Rollover Contributions under the Plan. "Any defined contribution plan" means this Plan and all other defined contribution plans of the Employer and Affiliates considered as one plan.

              (b) Limitation.  Notwithstanding the foregoing  provisions of this
Section 6.1, the Annual Account Additions of a Participant for any Plan Year, which shall be the limitation year, shall not exceed the lesser of --

                  (1) the greater of $30,000 or 1/4 of the defined benefit dollar limitation set forth in Code Section 415(b) in effect for such Plan Year, or

                  (2) 25% of the Participant's compensation as defined in Subsection (c) below, for such Plan Year.

              (c) Compensation. The term "compensation" as used herein, means compensation as defined in Code Section 415(c)(3) and Treasury Regulation thereunder, which generally means amounts actually paid during a limitation year which are the Participant's wages, salary, fees for personal services actually rendered in the course of employment with the Employer or other Affiliate, including amounts described in Treasury Regulation 1.415-2(d)(1), and excluding amounts which are reduced pursuant to a salary reduction arrangement and other amounts described in Treasury Regulation 1.415-2(d)(2). Such "compensation" may not exceed $150,000 as adjusted by the Commissioner for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). Notwithstanding anything herein to the contrary, for Plan Years beginning on or after November 1, 1998, the term "compensation" shall include elective deferrals pursuant to a salary reduction agreement (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code
Section 125 or 457.

              (d) Reduction in Annual Account Additions. If in any Plan Year a Participant's Annual Account Additions exceed the applicable limitation determined under Subsection (b) above, by reason of a reasonable error in estimating a Participant's compensation or otherwise, such excess (referred to herein as the "Annual Account Excess") shall not be allocated to the Participant's Account, but shall be treated in the following manner:

                  (1) The Participant's after-tax contributions, if any, under "any defined contribution plan" shall be refunded, up to the amount of the Annual Account Excess.

                  (2) If there is any remaining Annual Account Excess after the application of paragraph (1) above, the Participant's before-tax deposits and any matching Employer contributions relating thereto for that year shall be reduced proportionately, up to the remaining amount of the Annual Account Excess, and such before-tax deposits shall be returned to the Participant.

                  (3) If there is any remaining Annual Account Excess after the application of paragraph (2) above, the Participant's share of Employer or other Affiliate contributions, if any, allocated to the Participant under any other defined contribution plan for that year shall be reduced in accordance with such plan, up to the remaining amount of the Annual Account Excess.

                  (4) Any reduction in such a Participant's allocation of matching Employer contributions under paragraph (3) above shall be deemed to be a forfeiture for such Plan Year and used to reduce matching Employer contributions.

                  (5) Hold any excess amount remaining after (1) through (4) above in a Code Section 415 suspense account.

                  (6) Allocate and reallocate the Section 415 suspense account in the next limitation year (and succeeding limitation years if necessary) to all Participants in the Plan before any Employer contributions which would constitute annual additions are made to the Plan for such limitation year.

                  (7) Reduce Employer contributions to the Plan for such limitation year by the amount of the Section 415 suspense account allocated and reallocated during such limitation year.

              (e) Dual Plan Limitation. For Plan Years beginning prior to January 1, 2000, if in any Plan Year a Participant is both an active participant in any defined contribution plan and a participant of any "qualified" defined benefit plan of the Employer or other Affiliate, the sum of the defined benefit plan fraction (as defined in Code Section 415(e)(2)) and the defined contribution plan fraction (as defined in Code Section 415(e)(3)) shall not exceed 1.0. For Plan Years beginning prior to January 1, 2000, it is intended to reduce the Annual Account Additions under the defined contribution plan to the extent possible, if necessary, to prevent the sum of the defined benefit plan fraction and the defined contribution fraction from exceeding 1.0, before reducing the accrued benefits under any defined benefit plan.

         6.2 Maximum Amount of Before-Tax Deposits. In no event shall a Participant's aggregate before-tax deposits for any calendar year, when combined with all other elective pre-tax deferrals under Code Section 402(g) on behalf of the Participant, exceed $7,000 (or such higher annual amount as may be determined by the Secretary of the Treasury to reflect increases in the cost of living). The annual limit shall be reduced as provided under Section 9.3 following a Participant's hardship withdrawal. To the extent that such a Participant's before-tax deposits exceed the applicable dollar limit for a calendar year, such deposits shall be treated as income to the Participant for such calendar year. Such excess deferral, adjusted for earnings or losses thereon, shall be distributed to the Participant not later than April 15 of the calendar year following the calendar year in which such excess deferral was made.

         Any such distribution of earnings on excess deferrals shall be treated as income to the Participant in the year of distribution.


         6.3 Actual  Deferral  Percentage  Tests.  The limits  described in this
Section 6.3 apply to before-tax deposits made pursuant to Section 4.1. Notwithstanding any provision to the contrary in this Plan concerning the amount, availability, or allocation of before-tax deposits, no amount of before-tax deposits shall be allocated to a Participant's Account in excess of the limits contained in this Section 6.3.

             (a) Actual Deferral Percentage means for each Plan Year the average of the ratios (ADR) (calculated separately for each active Participant) of:

                 (1) the amount of before-tax deposits of each such Participant for such Plan Year, to

                 (2)  such Participant's Compensation;


                 provided, however, that if a Highly Compensated Participant also participates in another qualified retirement plan with a salary reduction feature maintained by the Employer under Code Sections 401(a) and 401(k), such Participant's Actual Deferral Percentage shall be determined as if all such qualified plans with a salary reduction feature ending within the same calendar year were a single plan.

                  (b) The Actual Deferral Percentage test described hereinafter shall be made as of the end of each Plan Year. The Administrator in its discretion may choose to make the Actual Deferral Percentage test more frequently than annually. Any excess deferral described in Section 6.2 shall be included in the computation of the Actual Deferral Percentage notwithstanding the distribution of any portion thereof, unless otherwise provided under rules prescribed by the Secretary of the Treasury. For any Plan Year, the Actual Deferral Percentage for the group of Highly Compensated Participants must not exceed the greater of:


                       (1) 125% of such percentage for the preceding Plan Year for all other eligible Employees; or

                       (2) the lesser of 200% of such percentage for the preceding Plan Year for the Non-Highly Compensated Participants, or such percentage for the preceding Plan Year for the Non-Highly Compensated Participants plus two (2) percentage points. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)1(b) are incorporated herein by reference. However, in order to prevent the multiple use of the alternative method described in this paragraph and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make before-tax deposits pursuant to Section 4.1 and to make after-tax deposits contributions or to receive matching Employer contributions under this Plan or under any other plan maintained by the Employer shall have his Actual Contribution Percentage reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

         If two (2) or more qualified plans which include a salary reduction feature described in Code Section 401(k) are considered as one plan for purposes of Code Section 401(a)(4) or 410(b), the salary reduction feature included in such plans shall be treated as one salary reduction arrangement for purposes of the Actual Deferral Percentage test. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year. In the event the Actual Deferral Percentage test is not met as of the end of any Plan Year, the provisions of Section 6.4 shall apply.

         6.4 Adjustment to Actual Deferral Percentage Tests. In the event the Actual Deferral Percentage test is not met as of the end of any Plan Year, the Administrator shall take the actions called for in this Section 6.4. Excess Contributions with respect to any Participant are before-tax deposits which do not meet the Actual Deferral Percentage test described in Section 6.3.

         If it appears that there will be Excess Contributions as of the end of any Plan Year, the Administrator shall inform the Employer. The Employer, in its discretion, may make a supplemental contribution which shall be allocated to the Accounts of Participants who are Non-Highly Compensated Participants. Any such supplemental contribution shall be allocated in a uniform and nondiscriminatory manner in an amount sufficient to eliminate any Excess Contributions. Such supplemental contribution by the Employer must be made, if at all, within the first two and one-half (22) months after the close of the Plan Year in which the Excess Contributions arose. Such supplemental contribution shall be treated for all purposes as a before-tax deposit. The allocation of a portion of any such supplemental contribution to the Account of an affected Participant is subject to the Code Section 415 limits. If the Employer chooses to make a supplemental contribution in an amount less than that required to completely eliminate all Excess Contributions, the remaining Excess Contributions shall be disposed of in the manner hereinafter described.

         Should the Employer not choose to make a supplemental contribution for the purpose of eliminating any Excess Contributions, or if Excess Contributions remain after a supplemental contribution has been made, the before-tax deposits of the Participants who are Highly Compensated Participants shall be reduced to the extent necessary so that the Actual Deferral Percentage test set forth in Section 6.3 is met as of the end of the applicable Plan Year. Such reduction shall be accomplished first by determining the maximum deferral for the group of Participants who are Highly Compensated Participants permitted by the Actual Deferral Percentage test. Next, the before-tax deposits of the Participants with the largest deferrals shall be reduced in the order of their actual deferral amounts beginning with the highest of such deferrals in accordance with procedures adopted by the Administrator until the actual deferrals for the group of Participants who are Highly Compensated Participants does not exceed the maximum deferral determined for that group.

         The Administrator shall cause the amount of Excess Contributions (and income allocable thereto) attributable to each affected Participant to be returned to such Participant not later than the end of the Plan Year following the Plan Year as of which the Excess Contributions arose. However, the Administrator shall use its best efforts to cause the amount of Excess Contributions (and any income allocable thereto) attributable to each affected Participant to be returned to such Participant within two and one-half (22) months following the end of the Plan Year as of which the Excess Contributions arose. The income allocable to the Excess Contributions of each affected
Participant is equal to the sum of (a) the income allocable to the Account of the affected Participant for the applicable Plan Year, and (b) the income allocable to the Account of the affected Participant for the period between the end of the applicable Plan Year and the date of distribution with the sum of (a) and (b) being multiplied by a fraction. The numerator of the fraction is the Excess Contribution attributable to each affected Participant and the denominator of the fraction is the closing balance (inclusive of any income), as of the end of the applicable Plan Year, of the Participant's Account containing the Excess Contributions.

         6.5  Maximum  Contribution  Percentage.  The limits  described  in this
Section   6.5  apply  to   matching   Employer   contributions   and   after-tax
contributions. Notwithstanding any provision to the contrary in this Plan concerning the amount, availability, or allocation of matching Employer contributions, no amount of such contributions shall be allocated to the Account of any Participant in excess of the limits contained in this Section 6.5.

              (a) Actual  Contribution  Percentage  means for each Plan Year the average of the ratios (ACR) (calculated separately for each Participant) of:

                  (1)  the  amount  of  matching   Employer   contributions  and
                       after-tax contributions of each such Participant for such Plan Year, to

                  (2)  such Participant's Compensation;

                  provided, however, that if a Highly Compensated Participant who also participates in another qualified retirement plan maintained by the Employer to which matching contributions, employee contributions, or elective deferrals are made, such active Participant's Actual Contribution Percentage shall be determined by aggregating all Employer matching contributions and after-tax contributions in plans which end within the same calendar year.


              (b) The Actual Contribution  Percentage test described hereinafter shall be made as of the end of each Plan Year. The Administrator in its discretion may choose to make the Actual Contribution Percentage test more frequently than annually. For any Plan Year, the Actual Contribution Percentage for the group of Highly Compensated Participants must not exceed the greater of:

                  (1) 125% of such percentage for the preceding Plan Year for all other Participants; or

                  (2) the lesser of 200% of such percentage for the preceding Plan Year for the Non-Highly Compensated Participants, or such percentage for the preceding Plan Year for the Non-Highly Compensated Participants plus two (2) percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make before-tax deposits pursuant to Section 4.1 or any other cash or deferred arrangement maintained by the Employer and to make after-tax deposits or to receive matching contributions under this Plan or under any other plan maintained by the Employer shall have his Actual Contribution Percentage reduced pursuant to Regulation 1.401(m)-2. The provisions of Code Section 401(m) and Regulations 1.401(m)1(b) and 1.401(m)-2 are incorporated herein by reference.


         For purposes of this Subsection (b), the amount taken into account as the Actual Contribution Percentage of Non-Highly Compensated Participants for the preceding Plan Year shall be 3%.

         If two (2) or more qualified plans which include matching contributions, employee contributions, or elective deferrals are considered as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of the Actual Contribution Percentage test. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year. In the event the Actual Contribution Percentage test is not met as of the end of any Plan Year, the provisions of Section 6.6 shall apply.

         6.6 Adjustment For Excessive Contribution Percentage. In the event the Actual Contribution Percentage test is not met as of the end of any Plan Year, the Administrator shall take the actions called for in this Section 6.6. Excess Aggregate Contributions with respect to any Participant are matching Employer contributions and after-tax deposits which do not meet the Actual Contribution Percentage test described in Section 6.5.

         If it appears that there will be Excess Aggregate Contributions as of the end of any Plan Year, the Administrator shall inform the Employer. The Employer, in its discretion, may make an additional matching Employer contribution which shall be allocated to the Accounts of all Participants who are not Highly Compensated Participants. In lieu of making an additional matching Employer contribution, the Employer may make a supplemental contribution which shall be allocated to the Accounts of all active Participants who are not Highly Compensated Participants. Any additional matching Employer contribution or supplemental contribution shall be allocated in a uniform and nondiscriminatory manner in an amount sufficient to eliminate any Excess Aggregate Contributions. Such additional matching Employer contribution or supplemental contribution by the Employer must be made, if at all, within the first two and one-half (22) months after the close of the Plan Year in which the Excess Aggregate Contributions arose.

         Any additional matching Employer contribution shall be treated for all purposes as a matching Employer contribution and any supplemental contribution shall be treated for all purposes as an after-tax Employee contribution. The allocation of either an additional matching Employer contribution or a supplemental contribution to the Participant Account of an affected Participant is subject to the Code Section 415 limits. If the Employer chooses to make an additional matching Employer contribution, a supplemental contribution, or a combination of both in an amount less than that required to completely eliminate all Excess Aggregate Contributions, the remaining Excess Aggregate Contributions shall be disposed of in the manner hereinafter described.

         Should the Employer not choose to make an additional matching Employer contribution, a supplemental contribution, or a combination of both for the purpose of eliminating any Excess Aggregate Contributions or if Excess Aggregate Contributions remain after any such contributions have been made, the matching Employer contributions and/or after-tax deposits of the Participants who are Highly Compensated Participants shall be reduced to the extent necessary so that the Actual Contribution Percentage test set forth in Section 6.5 is met as of the end of the applicable Plan Year. Such reduction shall be accomplished first by determining the maximum contribution for the group of Participants who are Highly Compensated Participants permitted by the Actual Contribution Percentage test. Next, the matching Employer contributions and/or after-tax deposits of the Participants with the largest contributions shall be reduced in the order of their actual contribution amounts beginning with the highest of such contributions in accordance with procedures adopted by the Administrator until the actual contributions for the group of Participants who are Highly Compensated Participants does not exceed the maximum contribution determined for that group.

         The Administrator shall cause the amount of Excess Aggregate Contributions (and any income allocable thereto) attributable to each affected Participant to be returned to such Participant not later than the end of the Plan Year following the Plan Year as of which the Excess Aggregate Contributions arose. However, the Administrator shall use its best efforts to cause the amount of Excess Aggregate Contributions (and any income allocable thereto) attributable to each affected Participant to be returned to such Participant within two and one-half (22) months following the end of the Plan Year as of which the Excess Aggregate Contributions arose. The income allocable to the Excess Aggregate Contributions of each affected Participant is equal to the sum of (a) the income allocable to the Account of the affected Participant for the applicable Plan Year, and (b) the income allocable to the Account of the affected Participant for the period between the end of the applicable Plan Year and the date of distribution, with the sum of (a) and (b) being multiplied by a fraction. The numerator of the fraction is the Excess Aggregate contribution attributable to each affected Participant and the denominator of the fraction is the closing balance (inclusive of any income), as of the end of the applicable Plan Year, of the Account containing the Excess Aggregate Contribution.

         6.7  Limit  on  Total  Contribution  of  Employer;   Precluding  Excess
Allocations. The total contributions of the Employer, as determined under Sections 4.1, 5.1 and 5.2, for any Plan Year shall not exceed the maximum tax deductible contribution permitted by law. In addition, in no event will the amount allocated to a Participant's Account in any Plan Year exceed the limitations set forth in this Article 6.


                                    ARTICLE 7
           CREDITING OF CONTRIBUTIONS AND DEPOSITS TO INVESTMENT FUNDS

         7.1 Investment Funds. The Administrator shall establish Investment Funds which shall be used as investment vehicles for contributions and deposits credited to each Participant's Account. The Administrator may add, eliminate, or change Investment Funds in its complete direction at any time. Effective October 1, 1997, the Investment Funds are as follows:

             (a)  Conseco Stock Fund;

             (b)  Money Market Fund;

             (c)  Interest Income Fund;

             (d)  Government Securities Fund;

             (e)  S & P 500 Index Fund;

             (f)  Conseco Fund Group Fixed Income Fund;

             (g)  Conseco Fund Group Equity Fund;

             (h)  Conseco Fund Group Asset Allocation Fund;

             (i)  Travellers Stock Fund; and

             (j)  Contingent Rights Fund.

         Notwithstanding any other provision herein to the contrary, dividends received on the Travellers Stock Fund shall be automatically invested in the Money Market Fund and a Participant's interest in the Travellers Stock Fund shall not be liquidated for purposes of loans, hardship withdrawals or 592 withdrawals unless all the assets have already been liquidated. Further, a Participant's interest in the Contingent Rights Fund shall not be liquidated for any purpose until the liquidation of the Contingent Rights contained in the Contingent Rights Fund, at which time such funds shall automatically be transferred to the Money Market Fund and the Contingent Rights Fund shall terminate.

         7.2 Investment of Employer Contribution Accounts. Employer Contribution Accounts shall be invested and reinvested in the Conseco Stock Fund.

         7.3 Participant's Choice of Investments. Effective May 1, 1997, a Participant may elect, in accordance with such procedures and rules as established by the Administrator, on any Valuation Date, other than during any earnings release blackout, as determined in the sole discretion of the Plan Administrator and communicated to Plan Participants, that all future contributions subject to investment direction (other than Employer Matching Contributions) be invested, in 1% increments, in one (1) or more of the investment funds established pursuant to Section 7.1; provided, however, that no Participant may elect that future contributions be invested in the Travellers Stock Fund or the Contingent Rights Fund. Effective May 1, 1997, Participants are limited to five (5) investment elections per calendar quarter. Effective May 1, 1997, notwithstanding anything herein to the contrary, elections may not be made, in accordance with such procedures and rules as established by the Administrator, during the two week period prior to each quarterly earnings release and the two business days following each quarterly earnings release, as determined in the sole discretion of the Plan Administrator and communicated to Plan Participants. If a Participant fails to make any election or makes an election prohibited hereunder, 100% of his contributions subject to investment direction shall be invested in the Money Market Fund.

         7.4 Change of Prior Investments. Effective May 1, 1997, each Participant may reallocate on any Valuation Date all or a portion of his Account subject to investment direction from one investment fund established pursuant to
Section 7.1 to another such investment fund, in 1% increments on any Valuation Date in accordance with such procedures and rules as established by the Administrator; provided, however, that Participants shall not reallocate any portion of their Account to the Travellers Stock Fund or to or from the Contingent Rights Fund. Effective May 1, 1997, Participants are limited to five
(5) investment transfers per calendar quarter. Effective May 1, 1997, notwithstanding anything herein to the contrary, transfers involving Conseco Stock may only be made during a ten (10) business day period each calendar quarter, beginning on the third (3rd) business day following the quarterly earnings release as determined in the sole discretion of the Plan Administrator and communicated to Plan Participants. The Administrator may, in its sole discretion, designate more frequent investment transfer dates if the Administrator deems it appropriate in light of the market volatility to which the investment alternatives may reasonably be expected to be subject.


                                    ARTICLE 8
                                    ACCOUNTS

         8.1 Separate Accounts. The Administrator shall maintain the following subaccounts:

             (a) a Before-Tax Deposit Account for each Participant who elects to direct the Employer to make before-tax deposits on his behalf;

             (b) an Employer Contribution Account shall be maintained for each Participant for Employer matching contributions allocated to a Participant's Account for any annual discretionary employer contributions allocated to a Participant's Account;

             (c) a pre-1987 After-Tax Deposit Account shall be maintained for each Participant for any After-Tax Deposits made prior to January 1, 1987;

             (d) a Post-1986 After-Tax Deposit Account shall be maintained for each Participant for any After-Tax Deposits made on or after January 1, 1987;

             (e) a Rollover Account shall be maintained for all Rollover contributions allocated to a Participant's Account; and

             (f) a Prior Plan Match Account shall be maintained for matching contributions transferred to the BankersSave Plan pursuant to a Prior Plan Merger by Participants who were participants in the Prior Plan.

The Administrator shall also create such other subaccounts as it deems necessary or desirable.

         8.2 Valuation of Separate  Accounts.  As of each  Valuation  Date,  the
Administrator   shall  adjust  the  previous  Account  balances  for  before-tax deposits, matching contributions, discretionary employer contributions, after-tax contributions, earnings, gains or losses, withdrawals, expenses, Participant loans and any Participant rollover and transfer contributions in order to obtain new Account balances.

         8.3 Determination of Fund Performance. For purposes of determining Account values, each Account's share of the income, appreciation and depreciation of each Investment Fund as of any Valuation Date shall be that proportion of the total income, appreciation or depreciation of such Investment Fund during such period that the balance of such accounts during such period bears to the balance of all such accounts in such investment fund during such period. The value of each account, each Investment Fund, and the Trust fund as of the end of any period shall be the fair market value of such account or fund. The total before-tax deposits and after-tax deposits for the period will be reflected in said determination.

         8.4 Voting of Company Stock. Voting, tender and similar rights shall be passed through to Participants and beneficiaries pursuant to the provisions of the Trust.



                                    ARTICLE 9
                          WITHDRAWALS DURING EMPLOYMENT

         9.1 After-Tax Deposit Account withdrawals. Each active Participant who has made After-Tax Deposits may withdraw such deposits at any time, in accordance with the procedures and rules established by the Administrator but, effective December 1, 1997, not more often than once in any calendar quarter, provided, that the Participant has not made a Hardship Withdrawal during the calendar quarter. Effective May 1, 1997, payment shall be made to the Participant as soon as practicable, in accordance with the bi-weekly processing schedule, following the date the request is filed with the Plan Administrator. The withdrawal may not exceed the lesser of the value of the Participant's After-Tax Deposit Accounts or his total After-Tax Deposits, and may not be less than the lesser of (i) $1,000 or (ii) the maximum after-tax deposit withdrawal as determined above. Any such withdrawal will be taken from the Participant's Pre-1987 After-Tax Deposit Account and Post-1986 After-Tax Deposit Account, in the following order:

             (a)  Pre-1987 after-tax deposit contributions;

             (b) Post-1986 after-tax deposit contributions and earnings on all after-tax deposit contributions.


After-Tax Deposit Account Withdrawals under this Section 9.1 shall be charged against the value of the withdrawing Participant's subaccount in each of the Investment Funds proportionally.

         9.2 Withdrawals After Age Fifty-nine and one-half (592). An active Participant who has attained age fifty-nine and one-half (592) may withdraw all or a portion of his vested Account balance determined as of the Valuation Date determined in accordance with the bi-weekly processing schedule in accordance with the procedures and rules established by the Administrator. Effective May 1, 1997, payment shall be made to the Participant as soon as practicable, in accordance with the bi-weekly processing schedule, following the Participant's submission of his request for distribution to the Plan Administrator. Any such withdrawal will be taken from the Participant's Account in the following order:

             (a)  Pre-1987 after-tax contributions;
             (b)  Post-1986   after-tax   contributions   and  earnings  on  all
                  after-tax contributions;
             (c)  Rollover contributions and earnings;
             (d)  Before-tax deposits and earnings;
             (e)  Prior Plan matching contributions and earnings; and
             (f)  Employer contributions and earnings.

Post-fifty-nine and one-half (592) withdrawals under this Section 9.2 shall be charged against the value of the withdrawing Participant's subaccount in each of the Investment Funds proportionally.

         9.3 Hardship Withdrawals. Upon the request of a Participant made in accordance with such uniform and nondiscriminatory rules as the Administrator may prescribe and, effective December 1, 1997, not more frequently than once in any calendar quarter, provided that the Participant has not made an after-tax withdrawal during that calendar quarter, the Administrator shall permit a Participant to make a hardship withdrawal from his Before-Tax Deposit Account from the Plan prior to the Participant's termination of employment or Permanent Disability if (a) the withdrawing Participant is either under fifty-nine and one-half (592) years of age on the date the withdrawal is being made or has previously made a withdrawal after age fifty-nine and one-half (592) pursuant to
Section 9.2 hereof,  and (b) the Trustee,  in
accordance with the provisions of Internal Revenue Regulation Section 1.401(k)-l(d)(2) and with the following paragraph, finds that such withdrawal is necessary because of the Participant's immediate and heavy financial need. The maximum amount that can be withdrawn under this Section 9.3 shall be the lesser of (a) the amount which the Trustee, in accordance with the provisions of Internal Revenue Regulation Section 1.401(k)-l(d)(2) and with the following paragraph, deem to be necessary to meet the immediate and heavy financial need of the withdrawing Participant created by the hardship, and (b) the value of the Participant's Before-Tax Deposit, After-Tax and Rollover Accounts determined on the last Valuation Date reduced by the appreciation on any before-tax deposits credited to the Participant's Before-Tax Deposit Account subsequent to December 31, 1988.

         For purposes of this Section, a distribution will be deemed to be on account of immediate and heavy financial need if the distribution is on account of:

         (1) Medical expenses described in Code Section 213(d) incurred by the Employee, the Employee's spouse, or any dependents of the Employee (as defined in Code Section 152);

         (2) Purchase (excluding mortgage payments) of a principal residence for the Employee; or

         (3) Payment of tuition for the next year of post-secondary education for the Employee, his or her spouse, children, or dependents.

         (4) The need to prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage of the Employee's principal residence.

         Further, a distribution will be deemed to be necessary to satisfy the immediate and heavy financial need if the distribution is not in excess of the amount necessary to relieve the need and cannot be satisfied from other resources that are reasonably available to the Employee including other withdrawals and loans currently available under all plans maintained by the Employer; provided, however, a Participant may obtain a hardship withdrawal without obtaining all loans for which the Participant is eligible if the Participant certifies to the Trustee that the receipt of a loan would increase the amount of the Participant's immediate financial need and would therefore not serve to relieve the Participant's immediate financial need.

         Hardship withdrawals under this Section 9.3 shall be charged against the value of the withdrawing Participant's subaccount in each of the Investment Funds proportionally. Any such hardship withdrawal will be taken from the Participant's Account in the following order:


         (a)  Pre-1987   after-tax   contributions;

         (b) Post-1986 after-tax contributions and earnings on all after-tax contributions;

         (c)  Rollover contributions and earnings; and

         (d)  Before-tax deposits and earnings (prior to April 1, 1989).

         Any Participant receiving a hardship distribution must certify and agree to satisfy all of the following conditions:

         (a)  The   distribution   is  not  in  excess  of  the  amount  of  the
Participant's immediate and heavy financial need;

         (b) The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Employer or its Affiliates;

         (c) The Participant's before-tax deposits and after-tax deposits shall be suspended for at least twelve (12) months after the receipt of the hardship distribution; and

         (d) The Participant shall not be eligible to make any before-tax deposits until the first day of the first Plan Year following the first anniversary of the date on which the hardship distribution was made.

         9.4 Withdrawal of Rollover Contributions by Prior Plan Participants. Any active Participant who was previously an active Participant in the Prior Plan may withdraw at any time in accordance with the procedures and rules established by the Administrator, but not more often than once in any six (6) month period, an amount not less than the lesser of (i) the value of the Participant's Rollover Account, and (ii) $1,000. Payment shall be made to the Participant as soon as practicable, in accordance with the bi-weekly processing schedule, following the Participant's request for distribution to the Plan Administrator. Any such withdrawal shall be taken from the Participant's Rollover Account and shall be charged against the value of the withdrawing Participant's subaccount in each of the Investment Funds proportionately.

         9.5 Loans. Upon request of a Participant, made with the consent of the Participant's spouse, if applicable, in accordance with such uniform procedures and rules as the Administrator may prescribe, the Administrator will permit the Plan to make a loan to a Participant provided that:

             (a) Only active Participants will be eligible to request a loan.

             (b) The minimum amount a Participant can request is $1,000.

             (c) A Participant cannot have more than one (1) outstanding loan at any time.

             (d) A Participant must wait a minimum of six (6) months between new loan requests.

             (e) The interest rate shall be based on the prime rate and shall be reset on the first business day of every month. The interest rate and term of the loan will be set as the date the loan is made and will not be changed during the life of the loan.

             (f) A Participant can pay off a loan in full at any time during the life of the loan without penalty. However, no partial prepayments will be accepted.

             (g) The Participant's obligation is represented by a negotiable promissory note which shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed four (4) years and six (6) months after the date of such loan unless the loan is to be used by the Participant to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as a principal residence of the Participant, and calling for payments to be made by payroll deduction and for a period not to exceed ten (10) years.

             (h) The Participant agrees that any unpaid balance of the loan, including accrued interest thereon, may be deducted from any distribution of his Account to which the Participant or his beneficiary may be entitled, and if the amount of such distribution is not sufficient to repay the remaining principal and interest of any such loan, the Participant or his personal representative shall be liable for and continue to make payments on any balance still due, which payments may be withheld by the Employer from any Compensation due that Participant;

             (i) The amount loaned plus interest due thereon over the term of the indebtedness is not more than the lesser of (i) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, and (ii) one-half (2) of the Participant's vested Account balance, excluding the value of that portion of the Account attributable to Employer contributions; and

             (j) The written consent of the Participant's spouse must be obtained within the ninety-day period prior to the date the loan was made.

             Loans made to a Participant under this Section 9.5 shall constitute a separate earmarked investment of the Account of the Participant to whom the loan is being made. The amount of the loan shall be charged pro rata against the value of said Participant's subaccounts in the following order and shall be returned in the Participant's subaccounts in the reverse order:

             (a)  Pre-1987 after-tax contributions;
             (b)  Post-1986   after-tax   contributions   and  earnings  on  all
                  after-tax contributions;
             (c)  Rollover contributions and earnings;
             (d)  Before-tax deposits and earnings; and
             (e)  Prior Plan matching contributions and earnings.

             Effective December 12, 1994, loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

Amounts paid to the Plan by the Participant in repayment of an outstanding loan shall be credited to and invested in the Participant's Account in each of the Investment Funds in accordance with the Participant's direction covering new deposits for the Plan year in which said amounts are repaid, or if none, in accordance with the Participant's next preceding direction.


                                   ARTICLE 10
                                  DISTRIBUTIONS

         10.1 Retirement. The Account of a Participant whose employment is terminated on or after his sixtieth (60) birthday shall be nonforfeitable and such Account will be distributed to the Participant as provided in Sections 10.6 and 10.7.

         10.2 Death. Subject to Section 10.5, the designated beneficiary of a Participant or beneficiary who dies during a Plan Year shall be eligible to receive the full value of the Participant's or beneficiary's Account as provided in Section 10.8.

         10.3 Permanent Disability. The Account of a Participant whose employment is terminated due to Permanent Disability shall be nonforfeitable and such Account will be distributed to the Participant for his benefit as provided in Sections 10.6 and 10.7 provided his Permanent Disability is established to the satisfaction of the Administrator.

         10.4 Other Termination of Employment. If a Participant's employment is terminated other than in accordance with Sections 10.1 through 10.3, he shall be eligible to receive the sum of the following as provided below:

              (a) The full value of his Before-Tax Deposit Account, After-Tax Deposit Accounts, and Rollover Account, if not previously withdrawn; and

              (b) A percentage (determined as of the date of his termination) of the value of his Employer Contribution Account, Prior Plan Match Account and Discretionary Employer Contribution Account, if any, as determined below:

                  (i) For Participants who were Participants in the Prior Plan on December 31, 1992:


         Completed Years of                                      Vested
          Credited Service                                     Percentage
          ----------------                                     ----------

         Less than 1 year                                            0%
         1 year but less than 2                                     20%
         2 years but less than 3                                    40%
         3 years but less than 4                                    60%
         4 years but less than 5                                    80%
         After 5 or more years                                     100%

                  (ii) For all other Participants:

         Completed Years of                                       Vested
          Credited Service                                      Percentage
          ----------------                                      ----------

         Less than 2 years                                           0%
                  2                                                 20%
                  3                                                 40%
                  4                                                 60%
                  5                                                 80%
                  6 or more years                                  100%

Provided, however, notwithstanding any other provision herein to the contrary, any individual who was an Employee prior to January 1, 1995 shall be 100% vested after the completion of five (5) years of Credited Service. Further, individuals who were Employees (as that term was defined in the Statesman Savings Plan 401(k)) of American Life Holdings, Inc. prior to April 1, 1995 shall be 100% vested in their Accounts. A Participant's before-tax and after-tax deposits and rollovers shall be non-forfeitable and fully vested at all times.

The non-vested portion of a Participant's Account, if any, shall be forfeited as of the earlier of (i) the date the Participant receives his distribution, or
(ii) the date on which the Participant suffers his fifth (5th) consecutive one-year Break in Service, but is subject to reinstatement in accordance with
Section 5.4. The vested portion of the Participant's Employer Contribution Account, Prior Plan Match Account, and the Participant's Before-Tax Deposit Account, After-Tax Deposit Accounts, and Rollover Account, will be distributed to the Participant as provided in Sections 10.6 and 10.7.

         10.5       Designation of Beneficiary.

         (a) The Participant's spouse shall automatically be the designated beneficiary to receive any distributions by reason of his death and shall be paid in the manner prescribed in Section 10.8. However, if there is no spouse, or if the spouse has consented then distribution by reason of the Participant's death shall be made to his designated beneficiary in the manner prescribed in
Section 10.8.

         (b) If there shall be a failure of all designated beneficiaries (because of prior death, failure to designate in the manner herein provided, or otherwise) with respect to any Participant the amount payable hereunder after the death of such Participant shall be paid and distributed, in the order named, to each of the following as shall be living on the date of any distribution:

         (1) Such Participant's spouse;

         (2) His descendants, per stirpes;

         (3) His parents in equal shares; and

         (4) His brothers and sisters in equal shares and their descendants, per stirpes.


         If no such person shall be living on the date of any distribution, such amount shall be payable to the estate of the last survivor of said persons.

         (c) The Trustee shall be fully protected in making their distributions to the next successor designated beneficiary if, within six (6) months after any date fixed for distribution they have no actual knowledge that a predecessor designated beneficiary survived, or was existing on, such date.

         10.6 Timing of Distributions. Effective May 1, 1997, the distribution of a Participant's Account pursuant to Sections 10.1 and 10.3 will be made in accordance with uniform rules and procedures established by the Administrator within one year following the Participant's termination of employment if the vested Account is not and never was in excess of $3,500 (effective January 1, 1998, $5,000). If the vested Account is or ever was in excess of $3,500 (effective January 1, 1998, $5,000), effective May 1, 1997, distribution shall commence on the later of (i) as soon as administratively practicable following the Participant's termination of employment, or (ii) as soon as administratively practicable following the Participant's request for distribution. Further, distribution to an alternate payee pursuant to a qualified domestic relations order, as defined in Code
Section 414(p), may be made as soon as practicable following the alternate payee's request for distribution.

         Provided, however, notwithstanding anything herein to the contrary, payment of benefits shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occur:
(i) the Participant attains age sixty-five (65) or, if earlier, his Normal Retirement Age; (ii) ten (10) Plan Years have elapsed from the time the Participant commenced participation in the Plan; or (iii) the Participant terminates his service with the Employer. Further, a Participant's benefits shall commence not later than April 1 of the calendar year following the calendar year in which (i) for a Participant who is not a 5% Owner, the later of the following to occur: (a) the Participant attains age seventy and one-half
(702), or (b) the Participant retires; and (ii) for a Participant who is a 5% Owner, the Participant attains age seventy and one-half (702). Alternatively, distributions to a Participant must begin not later than April 1 following such calendar year and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and the Participant's designated beneficiary).

         10.7 Manner of Benefit Distribution.

         (a) Except as otherwise provided herein, all distributions shall be made in a lump sum. The distribution of a Participant's or beneficiary's Account pursuant to Sections 10.1, 10.2 and 10.3, if the Account exceeds or ever exceeded $3,500 (effective January 1, 1998, $5,000), shall be made in either of the following forms as the Participant or beneficiary in his sole discretion shall select:

             (1)  a lump sum; or

             (2) quarterly or annual installment payments over a period not to exceed nine (9) years eleven months (11), as the Participant elects; provided, that each installment payment must be at least $500.


         Installment distribution shall be made in accordance with procedures and rules established by the Plan Administrator. Installment distribution elections pursuant to (a) (2) above may be modified to accelerate distributions at the option of the Participant or beneficiary. If a Participant's Account is to be distributed in other than a lump sum, the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and his beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the income tax regulations. Further, if the Participant's spouse is not the beneficiary, the method of distribution selected must assure that more than 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

         (b) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.


For purposes of this subsection, the following terms shall have the following meaning:

                  (1) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion of net unrealized appreciation with respect to employer securities).

                  (2) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) Distributee. A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (4) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


         If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)11(c) of the Income Tax Regulations is given, provided that:

                  (i) the Administrator clearly informs the Employee that the Employee has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect distribution and, if applicable, a particular distribution option; and


                  (ii) the Employee, after receiving the notice, affirmatively elects a distribution.

         (c) Installment distributions shall be made in cash and charged against the value of the withdrawing Participant's subaccount in each of the Investment Funds proportionately. Such installments shall be taken from the Participant's Account in the following order:

                  (1) Rollover Account;

                  (2) Before-Tax Deposit Account;

                  (3) Pre-1987 After-Tax Account;

                  (4) Post-1986 After-Tax Account;

                  (5) Prior Plan Company Match Account; and

                  (6) Employer Contribution Account.

         Lump sum distributions will be made in cash; provided, however, Participants who elect immediate lump sum distributions pursuant to (a)(1) above whose Accounts are invested in the Conseco Stock Fund at the time distribution is to commence may elect to receive cash or the number of shares equal to the value of the Conseco Stock Fund. However, distribution in shares shall only be made if the value of the Participant's interest in such fund is at least $5,000 on the date that the Plan Administrator processes the Participant's request for distribution. For purposes of determining the number of shares to distribute, the shares shall be valued based on the closing price as reported on the New York Stock Exchange Composite Transactions Tape on the date that the Plan Administrator processes the Participant's request for distribution. Further, effective December 1, 1997, Participants with aggregate account balances of at least $5,000, as determined on the date the Plan Administrator processes the Participant's distribution request, may request distribution from any of the following funds in units if the value of the Participant's interest in the individual fund, as determined on the date the Plan Administrator processes the Participant's request, is at least $1,000: the Conseco Fund Group Fixed Income Fund, the Conseco Fund Group Equity Fund or the Conseco Fund Group Asset Allocation Fund.

         10.8 Manner of Distribution and Timing of Death Distributions. Effective May 1, 1997, the distribution of a deceased Participant's Account will be made in accordance with rules and procedures established by the Administrator within one year after benefits become due if the deceased Participant's Account is not and never was in excess of $3,500 (effective January 1, 1998, $5,000). If the deceased Participant's Account exceeds or ever exceeded $3,500 (effective January 1, 1998, $5,000), distribution shall be made as soon as administratively practicable after the beneficiary requests distribution. Payments will be made in a lump sum or in installments as the beneficiary shall elect pursuant to the provisions of
Section 10.7; provided, however, notwithstanding anything herein to the contrary, if the distribution of a Participant's Account has begun pursuant to
Section 10.7(a)(3) and the Participant dies after the required commencement date under Section 10.6 but before the Participant's entire Account has been distributed, the remaining portion of the Participant's Account shall be distributed at least as rapidly as under the method in effect on the date of the Participant's death.

         If a Participant dies before he receives distribution of his accounts, the Participant's Account shall be distributed within five (5) years after the date of the Participant's death. If the Participant designates his surviving spouse as his beneficiary, however, the distribution need not be made earlier than the date on which the Participant would have attained age seventy and one-half (702). If the surviving spouse dies before distribution is made, this
Section 10.8 shall be applied as if the surviving spouse was the Participant.

         10.9 Limitation on Benefits and Distributions. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order" as those terms are defined in Code Section 414(p).

         10.10 Distributions Payable to Incompetents. If any person entitled to distribution payments hereunder shall be under a legal disability or, in the sole judgment of the Administrator shall otherwise be unable to apply such payments to his own best interest and advantage, the Administrator in the exercise of his discretion, may direct all or any portion of such payments to be made in any one or more of the following ways:


         (a) Directly to such person;

         (b) To his legal guardian or conservator; or

         (c) To his spouse or to any other person, to be expended for his benefit.

         The decision of the Administrator will, in each case, be final and binding upon all persons, and the Administrator shall not be obliged to see to the proper application or expenditure of any payment so made. Subject to the claims review provisions of Section 13.2, any payment made pursuant to the power herein conferred upon the Administrator shall operate as a complete discharge of all obligations under the Plan as to such payments.

         10.11 Distribution of Before-Tax Deposits. Except as otherwise provided in Section 6.4, in no event may a Participant's before-tax deposits be distributed earlier than:

         (a) a Participant's separation from service, death, or disability;


         (b) termination of the Plan without establishment of a successor plan;

         (c) the date of the sale by the Employer of substantially all the assets (within the meaning of section 409(d)(2) of the Code) used by the Employer in a trade or business of the Employer with respect to an Employee who continues employment with the corporation acquiring such assets;

         (d) the date of the sale by the Employer of the Employer's interest in a subsidiary (within the meaning of section 409(d)(3) with respect to an Employee who continues employment with such subsidiary; or

         (e) the attainment of age fifty-nine and one-half (592).

                                   ARTICLE 11
                                NONASSIGNABILITY

         It is a condition of the Plan to which all rights of any person shall be subject, that payments hereunder shall be made only to those persons entitled thereto under the terms of this Plan, and no right or interest in the Plan or Trust shall be transferable or assignable; such right or interest may not be anticipated, charged or encumbered, and shall not be subject to or reached by any legal or equitable process (including execution, garnishment, attachment, pledge or bankruptcy) in satisfaction of any debt, liability, or obligation prior to its receipt; provided, however, that notwithstanding any provisions of the Plan or Trust to the contrary, compliance with a domestic relations order of a court of competent jurisdiction which the Administrator finds to be a "qualified domestic relations order" within the meaning of the Code shall not be prohibited hereunder and shall satisfy all provisions of the Plan and Trust.


                                   ARTICLE 12
                                 TRUST AGREEMENT

         The Company has entered into the Trust with the Trustee establishing a Trust to fund and implement the Plan. The Trust shall be deemed to form a part of the Plan and any and all rights and benefits which may accrue to any person under the Plan shall be subject to all of the terms and provisions thereof.


                                   ARTICLE 13
                          MANAGEMENT AND ADMINISTRATION

         13.1 Administrator. Conseco, Inc. shall be the Administrator of the Plan. The Administrator shall have full power and authority, within the limits of the Plan, to supervise the operation and administration of the Plan. The Administrator shall from time to time establish rules for the administration of the Plan including the establishment of procedures for making claims and appealing decisions under the Plan. The Administrator shall have the exclusive right to interpret the Plan and decide any matters arising hereunder in the administration and the operation of the Plan, and any interpretations or decisions so made will be conclusive and binding on any persons having an interest in the Plan and will be determined and applied so as not to discriminate in favor of Participants who are officers, shareholders or highly compensated employees. The Company shall be deemed to be the "named fiduciary" under the Plan within the meaning of ERISA, and the Administrator shall be deemed to be the "named plan administrator."

         13.2 Claims Review Procedure. A Participant or beneficiary shall make all claims for benefits under the Plan in writing addressed to the Administrator at the address of the Administrator. Each claim shall be reviewed by the Administrator within a reasonable time after it is submitted, but in no event longer than ninety (90) days after it is received by the Administrator. If a claim is wholly or partially denied, the claimant shall be sent written notice of such fact within fourteen (14) days of the denial. The denial notice, which shall be written in a manner calculated to be understood by the claimant, shall contain (a) the specific reason or reasons for the denial, (b) specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material information necessary for the claimant to perfect his claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan's claim review procedure.

         Within sixty (60) days after receipt by the claimant of written notice of the denial, the claimant or his duly authorized representative may appeal such denial by filing a written application for review with the Company. Such application shall be addressed to the Company and may include a statement of the issues and other comments. Each such application shall state the grounds upon which the claimant seeks to have the claim reviewed. The claimant or his representative to for the purpose of preparing the application. The individual or individuals appointed by the Company shall then review the decision and notify the claimant in writing of the results of the redetermination within sixty (60) days of receipt of the application for review, which decision shall be in writing, written in a manner calculated to be understood by the claimant and include specific reasons for the decision and specific reference to the pertinent Plan provisions on which the decision is based. The sixty-day period for the decision of the individual or individuals appointed by the Company may be extended if specific circumstances require an extension of time for processing, in which case the decision shall be rendered as soon as possible, but no later than one hundred twenty (120) days after receipt of the application for review.

         13.3 Delegation. The Administrator shall have the right, from time to time, to delegate in writing to any person or persons, subject to such terms, conditions and restrictions as they may prescribe, such of its rights, powers, authorities, discretions and duties hereunder, except those dealing with interpretation of the provisions of the Plan, as it shall determine; and all actions taken by any such person or persons pursuant to and in accordance with any such delegations shall be effective and binding upon all parties to the same extent as though taken by the Administrator.

         13.4 Expenses of Administration. All expenses and liabilities incurred in connection with the administration of the Plan may be paid by the Employer, but if not so paid shall be paid from the Trust.


                                   ARTICLE 14
                           COMPANY AND EMPLOYER RIGHTS

         14.1 Company's Interest in Trust. The Trust and Plan hereby created shall be maintained for the exclusive benefit of Participants and their beneficiaries, and is intended to qualify under Code Sections 401(a) and 501(a) and under ERISA, as amended from time to time. In no event shall the Company or any other employer have any right, claim, or beneficial or reversionary interest in any Trust assets, and the Trustee shall make no payment or other distribution to the Company or any other employer except to repay loans made by the Company to the Trust and interest thereon, or taxes which the Company or any other employer is obligated to withhold and remit to tax collecting agencies and to return to the Company or any other employer a contribution made by a mistake of facts within one year of such contribution; but nothing contained in the Trust agreement shall be construed to impair the Company's right to see to the proper administration of the Trust in accordance with Plan provisions.

         14.2 Inspection of Records. The Company shall have the right to have the books, accounts and records of the Trustee examined at any time, or from time to time, by such accountants, attorneys, agents or employees as the Company may select, and to make such copies of, or extracts from, such books, accounts and records as the Company desires. The cost of such examination and report shall be paid by the Company.

         14.3 Amendment. The Company alone reserves the right by action of the Board to amend the Plan at any time, and from time to time, except that no amendment shall be made to the Plan which reduces a Participants' accrued benefit. The Company shall promptly notify the Trustee of any amendment. However, the Trustee's duties and responsibilities may not be increased without their consent, and no such amendment shall vest in the Company or any other employer any right, title or interest in and to Trust assets, divest Participants or their beneficiaries of any vested rights in their accounts, or allow any part of Trust assets to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries within the meaning of the Code and ERISA, as amended from time to time, except to the extent necessary to conform the Plan and Trust to the requirements of any applicable future legislation, regulation or other rule of law.

         14.4 Employment Rights. This Plan shall not be construed to create a contract of employment between an Employer and any Participant, to create a right in any Participant to be continued in employment, or to limit an Employer's right to discharge any Participant with or without cause.

         14.5 Company and Employer Liability. Neither the Company nor any other Employer does in any manner guarantee that the Trust will not sustain losses, that Trust assets will not depreciate or that the value of the Trust may not otherwise be reduced.


                                   ARTICLE 15
                             PARTICIPATING EMPLOYERS

         15.1 Adoption By Other Employers. Notwithstanding anything herein to the contrary, with the consent of the Company, any other corporation or entity, whether an Affiliate or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed separate document or by executing this document evidencing said intent and will of such Participating Employer.

         15.2 Requirements of Participating Employers.

         (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

         (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust all contributions made by the Company and Participating Employers, as well as all increments thereof.

         (c)  The   transfer  of  any   Participant   from  or  to  an  Employer
participating in this Plan, whether he be an Employee of the Company or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

         (d) All rights and values forfeited by termination of employment shall inure only to the benefit of the Employee-Participants of the Participating Employer by which the forfeiting Participant was employed, except if the forfeiture is for an Employee whose Employer is a member of an affiliated or controlled group, then said forfeiture shall be allocated, based on Compensation to all Participant's Accounts or Participating Employer who are members of the affiliated or controlled group. Should an Employee of one ("First") Employer be transferred to an associated ("Second") Employer (the Employer, an affiliate or subsidiary), such transfer shall not cause his Account balance (generated while an Employee of "First" Employer) in any manner or by any amount to be forfeited. Such Employee's Participant Account balance for all purposes of the Plan, including length of service, shall be considered as though he had always been employed by the "Second" Employer and as such had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling amount so transferred.

         (e) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total amount standing to the credit of all Participants.

         15.3 Designation of Agent. Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Company as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

         15.4 Employee Transfers. It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

         15.5 Participating Employer's Contribution. All contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately by each Participating Employer, and shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the beneficiaries of such Employees, subject to all the terms and conditions of this Plan. Any forfeiture by an Employee of a Participating Employer subject to allocation during each Plan Year shall be allocated only for the exclusive benefit of the Participants of such Participating Employer in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each participating Employer. The Trustee may, but need not, register contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

         15.6 Discontinuance of Participation. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign contracts and other

Trust assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the employees of said Participating Employer. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.


         15.7 Administrator's Authority. The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

         15.8  Participating   Employer  Contribution  For  Affiliate.   If  any
Participating Employer is prevented in whole or in part from making a contribution to the Trust which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by the other Participating Employers who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Employer shall be limited to the proportion of its total accumulated earnings or profits remaining after adjustment for its contribution of the Plan made without regard to this paragraph which the total prevented contribution bears to the current and accumulated earning or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan, without regard to this paragraph.

         A Participating Employer on behalf of whose employees a contribution is made under this paragraph shall not reimburse the contributing Participating Employers.

                                   ARTICLE 16
                                   TERMINATION

         16.1 Event of Termination. The Company alone reserves the right to terminate the Plan and Trust by giving written notice to the Trustee at any time, in which event there shall be no Employer duty to make contributions to the Trust for the year in which such notice is given. A permanent discontinuance of Employer contributions shall constitute a termination of the Plan as to the Employees of the Employer. However, the Employer reserves the right to suspend its contribution for any year, without terminating the Plan, by providing written notice to the Trustee not less than thirty days prior to the beginning of such year.

         16.2 Effect of Termination. Upon the termination or partial termination of the Plan and Trust, each Participant affected by such termination or partial termination or his beneficiary or beneficiaries, as to the case may be, shall be entitled to 100% of his account, determined on the termination date as if it were a Valuation Date. Distribution, in the event of a termination or partial termination of the Plan, shall be made by the Trustee in one sum or in substantially equal installments during a period not exceeding one year following such termination. In the case of complete termination, when all Trust assets have been distributed, the Trustee shall be discharged, but the Trust shall nevertheless continue as a legal entity during the period for the purpose of distributing all property to the persons entitled thereto.


                                   ARTICLE 17
                      TRANSFERS, MERGERS AND CONSOLIDATIONS

         The Plan may not merge or consolidate with, or transfer its assets or liabilities to, any other plan unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                                   ARTICLE 18
                                   SUCCESSORS

         This Plan shall be binding upon all persons entitled to distributions hereunder, their respective heirs, next-of-kin and legal representatives; and upon the Employer, its successors and assigns.


                                   ARTICLE 19
                           INTERPRETATION OF AGREEMENT

         19.1 Interpretation of Plan. The Administrator may, from time to time, adopt resolutions for carrying out the purposes of the Plan. All questions of interpretation of the Plan, or amendments thereto, or the resolutions pertaining thereto, or relating to any matter of accounting, values, profits or any other matters or differences which may arise, shall be determined solely by the Administrator, and except as otherwise provided in Section 14.1, the decisions of the Administrator shall be final and conclusive upon all Participants and their beneficiaries hereunder.

         19.2 Forms. The Administrator may prescribe or provide for appropriate forms to be used by Participants of the Plan.

         19.3 Applicable Law. Since the Company's principal office and the Administrator's domicile are in the State of Indiana and since it is contemplated that the situs of administration of the Plan will continue in such State, all rights under the Plan shall be governed, construed and administered in accordance with the laws of the State of Indiana to the extent such law is not superseded by ERISA.

         IN WITNESS WHEREOF, Conseco, Inc. has caused this instrument to be signed by its duly authorized officers on its behalf this 1st day of December, 1997.


DATE:  December 1, 1997                            CONSECO, INC.



                                                   By: /s/ Rollin M. Dick
                                                       -------------------------
                                                       Rollin M. Dick, Executive
                                                       Vice President and Chief
                                                       Financial Officer

                                   APPENDIX I
                                   ----------

                              TOP-HEAVY PROVISIONS
                              --------------------



         (I) Top-Heavy Provisions. If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Appendix I will supersede any conflicting provisions in the Plan.

         (II) Definitions of Terms. For purposes of this Appendix I, the following words and terms shall have the respective meanings hereinafter set forth unless a different meaning is clearly required by context.

               (a) Determination Date. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

               (b)   Determination   Period.   The  Plan  Year   containing  the
Determination Date and the four preceding Plan Years.

               (c) Key Employee. Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was:

                   (1) An officer of the Employer or its Affiliates whose annual Compensation is greater than 50% of the amount in effect under Code Section 415(b)(1)(A) for such Plan Year; provided, however, that no more than the lesser of:

                       (A) fifty (50) Employees, or

                       (B) the greater of (i) three (3) Employees or (ii) 10% of all Employees, shall be treated as officers, and such officers shall be those with the highest annual Compensation in the five-year period.

                   (2) An owner (or considered an owner under Code Section 318 of one (1) of the ten (10) largest interests in the Employer if such individual's Compensation exceeds the dollar limitation under Section 415(c)(1)(A) of the Internal Revenue Code (if two (2) Employees have the same interest in the Employer, the

Employee having greater annual Compensation shall be treated as having a larger interest);

                   (3) A 5% owner of the Employer; or

                   (4) A 1% owner of the Employer who has an annual Compensation of more than $150,000.

                   The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Internal Revenue Code and the regulations thereunder.

               (d) Non-Key Employee. An Employee who is not a Key Employee.

               (e) Permissive Aggregation Group. The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code.

               (f) Present Value of Accrued Benefits. Present Value of Accrued Benefits shall be based on the interest and mortality rates specified in the defined benefit plan for determining the top-heavy status of the Plan. If the defined benefit plan does not specifically provide for this determination, the Present Value of Accrued Benefits shall be based on 5% interest per annum and, on the 1984 Unisex Pension mortality tables.

               (g) Required Aggregation Group.

                   (1) Each Qualified Plan of the Employer in which at least one Key Employee participates; and

                   (2) Any other Qualified Plan of the Employer which enables a plan described in (1) to meet the requirements of Code Sections 401(a) and 410.

               (h) Super Top-Heavy Plan. This Plan is a Super Top-Heavy Plan if any of the following conditions exists:

                   (1) If the Top-Heavy Ratio for this Plan exceeds 90% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

                   (2) If this Plan is a part of a Required Aggregation Group of plans (but which is not part of any Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 90%; or

                   (3) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy ratio for the Permissive Aggregation Group exceeds 90%.

               (i) Top-Heavy Plan. This Plan is a Top Heavy Plan if any of the following conditions exist:

                   (1) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation of Group or Permissive Aggregation Group of plans;

                   (2) If this Plan is a part of a Required Aggregation Group of plans (but which is not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 60%; or

                   (3) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

               (j) Top-Heavy Ratio:

                   (1) If the Employer maintains one (1) or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has never maintained any defined benefit plan which has covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the Accounts of all Key Employees as of the Determination Date (including any part of any account distributed in the five-year period ending on the Determination Date and any amount distributed in the five-year period ending on the Determination Date from a terminated plan which, if it has not been terminated, would have been part of a Required Aggregation Group), and the denominator of which is the sum of all Accounts (including any part of any Account distributed in the five-year period ending on the Determination Date) of all Participants as of the Determination Date. However, if an individual has not been an Employee with respect to the Plan and has not performed service for the Employer during the five-year period ending on the Determination Date, the Account of that individual shall be disregarded. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution which is due but unpaid as of the Determination Date.

                   (2) If the Employer maintains one (1) or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one (1) or more defined benefit plans which have covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of accounts under the defined contribution plans for all Key Employees and the Present Value of Accrued Benefits under the defined benefit plans for all Key Employees, and the denominator of which is the sum of the accounts under the defined contribution plans for all Participants and the Present Value of Accrued Benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an Account or an Accrued Benefit made in the five-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date, and any amount distributed in the five-year period ending on the Determination Date from a terminated plan which, if it had not been terminated, would have been part of a Required Aggregation Group. However, if an individual has not been an Employee with respect to the Plan and has not performed services for the Employer during the five-year period ending on the Determination Date, the Account and the Accrued Benefit of that individual shall be disregarded.

                   (3) For purposes of (1) and (2) above, the value of Accounts and the Present Value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-monthly period ending on the Determination Date. The Accounts and Accrued Benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which Distributions, Rollovers, and Transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of Accounts and Present Value of Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.


         (III) Minimum Vesting Schedule. For any Plan Year in which this is a Top-Heavy Plan, the following vesting schedule shall apply:

                       Years of                Vested Percentage
                       Service                 (Nonforfeitable)
                       -------                 ----------------

                       0-1                            0%
                       2                             20%
                       3                             40%
                       4                             60%
                       5                             80%
                       6 or more                    100%

         The minimum vesting schedule applies to all accounts within the meaning of Code Section 411(a)(7) except those attributable to Employee contributions, including allocations credited before the Effective Date of Section 416 and allocations credited before the Plan became a Top-Heavy Plan. Further, no reduction in vested Accounts may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this section does not apply to the Account of any Employee who does not have an Hour-of-Service after the Plan has initially become a Top-Heavy Plan and such Employee's Account attributable to Employer contributions will be determined without regard to this section.

         If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of a change in Top-Heavy Plan status, such shift is an amendment to the vesting schedule and the election below applies:

               (a) If the vesting schedule under this Plan is amended, each Participant who has completed at least three (3) years of Credited Service may elect, during the election period specified in Section III(b), to have the vested percentage of his or her Account determined without regard to such amendment.

               (b) For the purpose of Section III(a), the election period shall begin as of the date on which the amendment changing the vesting schedule is adopted, and shall end on the latest of the following dates:

                   (1) The date occurring sixty (60) days after the Plan amendment is adopted; or

                   (2) The date which is sixty (60) days after the day on which the Plan amendment becomes effective; or

                   (3) The date which is sixty (60) days after the day the Participant is issued written notice of the Plan amendment by the Plan Administrator; or

                   (4) Such later date as may be specified by the Plan Administrator.

               The election provided for in this Section III shall be made in writing and shall be irrevocable when made.

               For the purposes of Section III and IV, years of Credited Service shall not include:

               (a) years of Credited Service before age eighteen (18); or

               (b) years of Credited Service during which the Employer did not maintain the Plan or a predecessor plan.


         (IV) Change in Top-Heavy Status. If the Plan becomes a Top-Heavy Plan and subsequently ceases to be a Top-Heavy Plan, the vesting schedule in Section III shall continue to apply in determining the vested percentage of any Participant who had at least three (3) years of Credited Service as of the last day of the last Plan Year during which the Plan is a Top-Heavy Plan.

         For Participants with less than three (3) years of Credited Service, the schedule in Section III shall apply only to their

Accounts as of the last day of the last Plan Year during which the Plan is a Top-Heavy Plan.

         (V) Compensation Limitation. The term Compensation for purposes of determining the minimum benefit pursuant to Section (VII) of this Appendix I shall be defined as provided in Section 6.1(c) of the Plan. All other references to Compensation in this Appendix I shall refer to Compensation as defined in
Section 2.1(g) of the Plan.

         (VI) Impact on Maximum Benefits. For any year in which the Plan is a Top-Heavy Plan, Article 6 items (b) (1) and (2) shall be read by substituting the number "100" for the number "125" wherever it appears therein except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes applicable.

         (VII) Maximum Benefit Exception. Notwithstanding anything herein to the contrary, in any Plan Year in which a Non-Key Employee is a Participant in a Plan that is Top-Heavy, the minimum contribution benefit shall be 3% of Compensation.

         (VIII) Nonduplication of Top-Heavy Minimum Benefits. Notwithstanding anything herein to the contrary, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit plan, and both such plans are Top-Heavy Plans, the Employer shall not be required to provide a Non-Key Employee with both the full separate minimum defined contribution plan allocations and the full separate defined benefit plan benefit.

               The minimum allocation when a Participant is covered by another qualified plan shall be as follows:

               (1) If the Employer maintains one or more other defined contribution plans covering Employees who are Participants in this Plan, the minimum allocation shall be provided under this Plan unless such other defined contribution plans make explicit reference to this Plan and provide that the minimum allocation shall not be provided under this Plan.


               (2) If the Employer maintains one or more defined benefit plans covering employees who are Participants in this Plan, and such defined benefit plan(s) provide that Employees who are participants therein shall accrue the minimum benefit applicable to top-heavy defined benefit plans notwithstanding their participation in this Plan (making explicit reference to this Plan), then the minimum benefit shall be provided under such defined benefit plan(s).


               (3) If the Employer maintains one or more defined benefit plans covering Employees who are Participants in this Plan, and the provisions of paragraph (2) do not apply, then each Participant who is not a Key Employee and who is covered by such defined benefit plan(s) shall receive a minimum allocation of 5%.

                                    APPENDIX

                    MERGER OF INDEPENDENT PROCESSING SERVICES
                             SAVINGS INVESTMENT PLAN


         1. Purpose. Effective August 2, 1996, the Company acquired Independent Processing Services, Inc. ("IPS"). Effective on or as soon as administratively feasible following October 9, 1996 (the "Merger Date"), the Independent Processing Services Savings Investment Plan (the "IPS Plan"), as last amended and restated effective July 1, 1996, is hereby merged into this Plan. Certain of the individuals who are employees of IPS on August 30, 1996 ("IPS Employees") will become Employees eligible to participate in the Plan on September 3, 1996. It is the purpose of this Appendix to provide for the merger into this Plan of the IPS Plan effective as of the Merger Date, and the participation in the Plan of the IPS employees effective as of September 3, 1996.

         2. Participation in the Plan. Each IPS Employee who was a participant in the IPS Plan on August 30, 1996 who becomes an Employee on September 3, 1996 will become eligible to participate in the Plan on September 3, 1996.

         3.  Transfer and Merger of IPS Plan Assets.  Effective as of the Merger
Date (i) a "Before-Tax Deposit Account" will be established for each IPS Employee's Elective Deferral Contributions, Non-Elective Contributions, Rollover Contributions and Employer Matching Contributions credited to his participant's account under the IPS Plan;(ii) a "Pre-1987 After-Tax Deposit Account" for each IPS Employee's pre-1987 Employee Contributions credited to his participant's account under the IPS Plan, and (iii) a "Post-1986 After-Tax Deposit Account" for each IPS Employee's post-1986 Employee Contributions credited to his participant's account under the IPS Plan. All amounts held in Before-Tax Deposit and After-Tax Deposit Accounts for IPS Employees will be 100% nonforfeitable and will be subject to the provisions of the Plan (except insofar as they conflict with paragraph 4 below) and to the provisions of paragraph 4 below.

         4. Optional Forms of Distribution. Notwithstanding any other provision in the Plan to the contrary the following forms of distribution shall be available to IPS Employees in addition to the form of distribution provided in Section 10.7 of the Plan.

         (a) The optional forms of retirement benefit shall be (i) in lump sum; or (ii) in installments over a period not to exceed the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his designated beneficiary, provided that each installment payment must be at least $500; or (iii) for IPS Employees who were formerly Whitehall Management Services, Inc. employees only, applied to the purchase of any annuity contract requested by the Participant and approved by the Administrator provided that such annuity is available from an appropriate insurance company at commercially reasonable rates.

         (b) The optional forms of death benefit are a single-sum payment, and installment payouts over a period not to exceed the life expectancy of the beneficiary, provided that each installment payment must be at least $500, and, for IPS Employees who were formerly Whitehall Management Services, Inc. employees, any annuity that is an optional form of retirement benefit.

         (c) This paragraph applies only to IPS Employees who were formerly Whitehall Management Services, Inc. employees. If a married Participant selects an annuity, the annuity shall be in the form of a qualified joint and survivor annuity (as defined in Code Section 417) unless the Participant selects another form of annuity and the Participant's spouse consents to such alternate form and such consent is witnessed by a notary public.

                                    APPENDIX
                       MERGER OF TRANSPORT HOLDINGS, INC.
                                   401(k) PLAN


         1. Purpose. Effective December 23, 1996, the Company acquired Transport Holdings, Inc. Effective on or as soon as administratively feasible following May 20, 1997 (the "Merger Date"), the Transport Holdings, Inc. 401(k) Plan, as established October 6, 1995, (the "Transport Plan") is hereby merged into this Plan. Certain of the individuals who are employees of Transport Holdings, Inc. on April 4, 1997 ("Transport Employees") will become Employees eligible to participate in the Plan on April 7, 1997. It is the purpose of this Appendix to provide for the merger into this Plan of the Transport Plan effective as of the Merger Date, and the participation in the Plan of the Transport Employees effective as of April 7, 1997.

         2. Participation in the Plan. Each Transport Employee who was a participant in the Transport Plan on April 4, 1997 who becomes an Employee on April 7, 1997 will become eligible to participate in the Plan on April 7, 1997.

         3. Transfer and Merger of Transport Plan Accounts. Effective as of the Merger Date all funds previously held on behalf of a Transport Employee under the Transport Plan will be transferred to a Before-Tax Deposit Account. All amounts held in the Before-Tax Deposit Accounts for Transport Employees will be 100% nonforfeitable and will be subject to the provisions of the Plan (except insofar as they conflict with paragraph 4 below) and to the provisions of paragraph 4 below.

         4. Distributions. Notwithstanding any other provisions in the Plan to the contrary, a Transport Employee who is eligible to receive distribution of his Account pursuant to Sections 10.1 through 10.4 of the Plan whose vested Account is or ever was in excess of $3,500 (effective January 1, 1998, $5,000), may elect, in addition to the options set forth in Section 10.7 of the Plan, and subject to the provisions of Section 10.7 of the Plan, in accordance with such rules as the Administrator may prescribe, to receive his Account in the form of substantially equal quarterly or annual installments; provided that each installment payment must be at least $500.

                                    APPENDIX

                      MERGER OF CAPITOL AMERICAN FINANCIAL
                           CORPORATION INVESTMENT PLAN


         1. Purpose. Effective March 4, 1997, the Company acquired Capitol American Financial Corp. Effective on or as soon as practicable following July 1, 1997 (the "Merger Date"), the Capitol American Financial Corporation Investment Plan, as last amended and restated on December 29, 1994 (the "Capitol Plan") is hereby merged into this Plan. Certain of the individuals who are employees of Capitol American Financial Corporation immediately prior to the Merger Date ("Capitol Employees") will become Employees eligible to participate in the Plan on the Merger Date. It is the purpose of this Appendix to provide for the merger into this Plan of the Capitol Plan, and the participation in the Plan of the Capitol Employees, both effective as of the Merger Date.

         2. Participation in the Plan. Each Capitol Employee who is a participant in the Capitol Plan on May 23, 1997 who becomes an Employee on May 27, 1997 will become eligible to participate in the Plan on May 27, 1997.

         3. Transfer and Merger of Capitol Plan Accounts. Effective as of the Merger Date all funds previously held on behalf of a Capitol Employee under the Capitol Plan will be transferred to a Before-Tax Deposit Account. All amounts held in the Before-Tax Deposit Accounts for Capitol Employees will be 100% nonforfeitable and will be subject to the provisions of the Plan (except insofar as they conflict with paragraph 4 below) and to the provisions of paragraph 4 below.

         4. Optional Forms of Distribution. Notwithstanding any other provision in the Plan to the contrary, this section shall only apply to distributions to Capitol Employees who have become Participants hereunder as of the Merger Date.

            (a) The optional forms of retirement benefit shall be (i) in a lump sum; (ii) in installment payments over a period not to exceed the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his designated beneficiary, provided that each installment must be at least $500;

or (iii) applied to the purchase of any annuity contract requested by the Participant and approved by the Administrator provided that such annuity is available from an appropriate insurance company at commercially reasonable rates.

            (b) The optional forms of death benefit are a single-sum payment, installment payouts over a period not to exceed the life expectancy of the beneficiary, provided that each installment must be at least $500, and any annuity that is an optional form of retirement benefit.

            (c) If a married Participant selects an annuity, the annuity shall be in the form of a qualified joint and survivor annuity (as defined in Code
Section 417) unless the Participant selects another form of annuity and the Participant's spouse consents to such alternate form and such consent is witnessed by a notary public.

                                    APPENDIX

              MERGER OF AMERICAN TRAVELLERS LIFE INSURANCE COMPANY
                        RETIREMENT SAVINGS PLAN AND TRUST


         1. Purpose. Effective December 17, 1996, the Company acquired American Travellers Life Insurance Company ("American Travellers"). Effective on or as soon as administratively feasible following August 29, 1997 (the "Merger Date"), the American Travellers Life Insurance Company Retirement Savings Plan and Trust (the "American Travellers Plan"), as last amended and restated effective January 1, 1993, is hereby merged into this Plan. Certain of the individuals who are employees of American Travellers on August 29, 1997 ("American Travellers Employees") will become Employees eligible to participate in the Plan on September 2, 1997. It is the purpose of this Appendix to provide for the merger into this Plan of the American Travellers Plan effective as soon as administratively feasible following the Merger Date, and the participation in the Plan of the American Travellers Employees effective as of September 2, 1997.

         2. Participation in the Plan. Each American Travellers Employee who was a participant in the American Travellers Plan on August 29, 1997 who becomes an Employee on September 2, 1997 will become eligible to participate in the Plan on September 2, 1997.

         3. Transfer and Merger of American Accounts. Effective as of the Merger Date all funds previously held on behalf of an American Travellers Employee under the American Travellers Plan will be transferred to a Before-Tax Deposit Account. All amounts held in the Before-Tax Deposit Accounts for American Travellers Employees will be 100% nonforfeitable and will be subject to the provisions of the Plan.

                                    APPENDIX

                   MERGER OF CONTINENTAL FINANCIAL CORPORATION
                             401(k) RETIREMENT PLAN


         1. Purpose. Effective May 30, 1997, the Company acquired Pioneer Financial Services, Inc. Effective on or as soon as administratively feasible following December 31, 1997 (the "Merger Date"), the Continental Financial
Corporation 401(k) Retirement Plan, as established October 1, 1989, (the "Continental Plan") is hereby merged into this Plan. Certain of the individuals who are employees of Continental Marketing Corporation of Illinois, Inc. on December 31, 1997 ("Pioneer Employees") will become Employees eligible to participate in the Plan on January 1, 1998. It is the purpose of this Appendix to provide for the merger into this Plan of the Continental Plan effective as of the Merger Date, and the participation in the Plan of the Pioneer Employees effective as of January 1, 1998.

         2. Participation in the Plan. Each Pioneer Employee who was a participant in the Continental Plan on December 31, 1997 who becomes an Employee on January 1, 1998 will become eligible to participate in the Plan on January 1, 1998.

         3. Transfer and Merger of Continental Plan Accounts. Effective as of the Merger Date all funds previously held on behalf of a Pioneer Employee under the Continental Plan will be transferred to a Before-Tax Deposit Account. All amounts held in the Before-Tax Deposit Accounts for Pioneer Employees who were participants in the Continental Plan will be 100% nonforfeitable and will be subject to the provisions of the Plan (except insofar as they conflict with paragraph 4 below) and to the provisions of paragraph 4 below.

         4. Distributions. Notwithstanding any other provisions in the Plan to the contrary, a Pioneer Employee who was a participant in the Continental Plan and who is eligible to receive distribution of his Account pursuant to Sections
10.1 through 10.4 of the Plan whose vested Account is or ever was in excess of $3,500 (effective January 1, 1998, $5,000), may elect, in addition to the options set forth in Section 10.7 of the Plan, and subject to the provisions of
Section 10.7 of the Plan, in accordance with such rules as the

Administrator may prescribe, to receive his Account in the form of substantially equal monthly, quarterly, or annual installments, provided that each installment must be at least $500.

                                    APPENDIX

                 TRANSFER OF INTRAMERICA LIFE INSURANCE COMPANY
                                EMPLOYEE ACCOUNTS


         1. Purpose. Effective September 30, 1997 the Company acquired certain operations of Intramerica Life Insurance Company. Effective on or as soon as practicable following October 1, 1997 (the "Transfer Date"), the accounts currently held under the Colonial Penn Group Savings Plan ("CPG Plan") of certain individuals who were employees of Intramerica Life Insurance Company on September 30, 1997 who became employees of Conseco Services, L.L.C. on October 1, 1997 ("Intramerica Employees") will be transferred to this Plan. The Intramerica Employees will become Employees eligible to participate in the Plan on the Transfer Date. It is the purpose of this Appendix to provide for the transfer to this Plan of the Intramerica Employee's accounts in the CPG Plan, and the participation in the Plan of the Intramerica Employees, both effective as of the Transfer Date.

         2. Participation in the Plan. Each Intramerica Employee who is a participant in the CPG Plan on September 30, 1997 who becomes an Employee on October 1, 1997 will become eligible to participate in the Plan on October 1, 1997.

         3. Transfer of the Intramerica Employees Accounts. Effective as of the Transfer Date: (i) a "Before-Tax Deposit Account" will be established for each Intramerica Employee's elective deferral contributions; credited to his participant's account under the CPG Plan; (ii) a "CPG Employer Matching Contribution Account" will be established for each Intramerica Employee's employer matching contributions credited to his participant's account under the CPG Plan;(iii) a "CPG Rollover Account" will be established for each Intramerica Employee's rollover contributions credited to his participant's account under the CPG Plan;(iv) a "Pre-1987 After-Tax Deposit Account" for each Intramerica Employee's after-tax contributions made prior to January 1, 1987 credited to his participant's account under the CPG Plan; and (v) a "Post-1986 After-Tax Deposit Account" for each Intramerica Employee's after-tax contributions made on or after January 1, 1987 credited his participant's account under the CPG Plan. All amounts held in Before-Tax Deposit, After-Tax Deposit, CPG Rollover and CPG

Employer Matching Contribution Accounts for Intramerica Employees will be 100% nonforfeitable and will be subject to the provisions of the Plan including the investment transfer provisions of Section 7.4 (except insofar as they conflict with paragraphs 4 and 5 below) and to the provisions of paragraphs 4 and 5 below.

         4. Optional Forms of Distribution. Notwithstanding any other provision in the Plan to the contrary, this section shall only apply to distributions to Intramerica Employees who have become Participants hereunder as of the Transfer Date.

         (a) The optional forms of retirement benefit shall be (i) in a lump sum; (ii) in quarterly or annual installment payments over a period not to exceed nine years and eleven months, provided that each installment must be at least $500; or (iii) if the Participant terminates employment on or after his Permitted Retirement Age or due to Disability or terminates employment prior to his or her Permitted Retirement Age but does not elect to take distribution of his or her Account until the later of age 62 or his or her Permitted Retirement Age, applied to the purchase of any annuity contract requested by the Participant and approved by the Administrator provided that such annuity is available from an appropriate insurance company at commercially reasonable rates. For purposes of this paragraph 4, "Permitted Retirement Age" shall mean a date on which the sum of the Participant's then age and service (both measured in years and completed monthly fractions of years) equals or exceeds age 65. For purposes of determining a Participant's Permitted Retirement Age, all periods of employment which are taken into account for purposes of vesting shall count as service.

         (b) The optional forms of death benefit are a single-sum payment, installment payouts over a period not to exceed nine years and eleven months, provided that each installment must be at least $500, and any annuity that is an optional form of retirement benefit.

         (c) If a married Participant selects an annuity, the annuity shall be in the form of a qualified joint and survivor annuity (as defined in Code
Section 417) unless the Participant selects another form of annuity and the Participant's spouse consents to such alternate form and such consent is witnessed by a notary public.

         5. CPG Rollover and CPG Matching Employer Contribution Account Withdrawals. Notwithstanding any other provision in the Plan to the contrary, this section shall allow Intramerica Employees who have become Participants hereunder as of the Transfer Date to take withdrawals from their CPG Rollover Account and CPG Employer Matching Contribution Account at any time, in accordance with the procedures and rules established by the Administrator but, not more often than twice in any year. Payment shall be made to the Participant as soon as practicable, in accordance with the bi-weekly processing schedule, following the date the request is filed with the Plan Administrator. The minimum withdrawal is the lesser of $300.00 or the total amount available under this paragraph 5. An eligible Participant's entire CPG Rollover Account will be available for withdrawal pursuant to the provisions of this paragraph as well as the eligible Participant's entire CPG Matching Employer Contribution Account if the Participant has been employed by the Company or its predecessors for five or more years, otherwise, that portion of the eligible Participant's CPG Matching Employer Contribution Account which was not credited to the Participant's CPG Matching Employer Contribution Account within two years prior to the withdrawal will be available. Withdrawals will be taken first from the CPG Rollover Account and then from the CPG Matching Employer Contribution Account. Withdrawals under this paragraph 5 shall be charged against the value of the withdrawing Participant's sub-account in each of the investment funds proportionally.

                                    APPENDIX

                   MERGER OF PIONEER FINANCIAL SERVICES, INC.
                    EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN


         1. Purpose. Effective May 30, 1997, the Company acquired Pioneer Financial Services, Inc. and certain of its subsidiaries. Effective on or as soon as practicable following March 31, 1998 (the "Merger Date"), the Pioneer Financial Services, Inc. Employee Savings and Stock Ownership Plan, as last amended and restated effective April 1, 1990 (the "Pioneer Plan") is hereby merged into this Plan. Effective January 1, 1998 all loans then outstanding under the Pioneer Plan are hereby merged into this Plan. Certain of the individuals who are employees of Pioneer Financial Services, Inc. or its affiliates on December 31, 1997 ("Pioneer Employees") will become Employees eligible to participate in the Plan on January 1, 1998. It is the purpose of this Appendix to provide for the merger into this Plan of the Pioneer Plan effective as of the Merger Date, and the participation in the Plan of the Pioneer Employees effective January 1, 1998.

         2. Participation in the Plan. Each Pioneer Employee who is a participant in the Pioneer Plan on December 31, 1997 who becomes an Employee on January 1, 1998 will become eligible to participate in the Plan on January 1, 1998.

         3. Transfer and Merger of Pioneer Plan Accounts. Effective as of the Merger Date (i) a "Before-Tax Deposit Account" will be established for each Pioneer Employee's elective deferral contributions credited to his participant's account under the Pioneer Plan; (ii) a "Rollover Account" will be established for each Pioneer Employee's rollover contribution to his participant's account under the Pioneer Plan;(iii) an "Employer Contribution Account" for each Pioneer Employee's employer matching contributions credited to his participant's account under the Pioneer Plan; (iv) a "Prior Plan Match Account" for each Pioneer Employee's discretionary employer contributions credited to his participant's account under the Pioneer Plan; (v) a "Pre-1987 After-Tax Deposit Account" for each Pioneer Employee's pre-1987 after-tax employee contributions credited to his participant's account under the Pioneer Plan; and (vi) a "Post-1987 After-Tax Deposit Account" for each Pioneer Employee's post-1987 after-tax employee contributions credited to his participant's account under the Pioneer Plan. All amounts held in Before-Tax Deposit and After-Tax Deposit Accounts for Pioneer Employees will be 100% nonforfeitable and will be subject to the provisions of the Plan (except insofar as they conflict with paragraphs 4 and 5 below) and to the provisions of paragraph 4 and 5 below. Notwithstanding anything in the Plan to the contrary, all amounts held in Prior Plan Match Accounts and Employer Contribution Accounts for Pioneer Employees shall vest in accordance with the provisions of Section 10.4(b)(ii) of the Plan except that all such amounts shall be 100% vested and nonforfeitable after the Participant completes 5 years of Credited Service.

         4. Optional Forms of Distribution. Notwithstanding any other provision in the Plan to the contrary, this section shall only apply to distributions to Pioneer Employees who become Participants hereunder on January 1, 1998.

            (a) The optional forms of retirement benefit shall be (i) in a lump sum; (ii) in installment payments over a period not to exceed nine years and eleven months, provided that each installment must be at least $500; (iii) for Participants who were participants in the Pioneer Plan prior to January 1, 1992, in installment payments over a period not to exceed the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his designated beneficiary; or (iv) for Participants who were Participants in the Pioneer Plan prior to January 1, 1992, applied to the purchase of any annuity contract requested by the Participant and approved by the Administrator provided that such annuity is available from an appropriate insurance company at commercially reasonable rates.

            (b) The optional forms of death benefit are a single-sum payment, installment payments over a period not to exceed nine years and eleven months, provided that each installment must be at least $500, and, for beneficiaries of Participants who were participants in the Pioneer Plan prior to January 1, 1992, installment payments over a period not to exceed the life expectancy of the beneficiary or any annuity that is an optional form of retirement benefit, provided that each installment must be at least $500.

            (c) If a married Participant selects an annuity, the annuity shall be in the form of a qualified joint and survivor annuity (as defined in Code
Section 417) unless the Participant selects another form of annuity and the Participant's spouse consents to such alternate form and such consent is witnessed by a notary public.


         5. Loans. Notwithstanding anything in Section 9.5 of the Plan to the contrary, Pioneer Employees and former Pioneer employees with loans outstanding on January 1, 1998 may continue to make loan payments in accordance with rules and procedures established by the Trustees on a monthly basis by certified check payable to the Trustee until the earlier of: (i) if their employment with the Company or its affiliates terminated on or after November 1, 1997, the date which is thirty (30) days after the first anniversary of the termination of their employment with the Company and its affiliates, and (ii) the date the loan is repaid in full. Loan repayments made prior to the end of the blackout period provided for in paragraph 6 below shall be credited to the investment funds in accordance with the Participant's pre-transfer investment election and shall be subject to redirection on the last day of each calendar quarter until the end of the blackout period.

         6. Blackout period. Notwithstanding any provision of the Plan to the contrary: (i) due to the merger of the Pioneer Plan from quarterly valuation to daily valuation, request for withdrawals, loans, and distributions can not be processed during the blackout period beginning April 1, 1998 and ending on or about August 1, 1998, (ii) funds transferred from the Pioneer Plan may only be reallocated on the last day of each calendar quarter until the end of the blackout period.

                                    APPENDIX
                      MERGER OF PROVIDENTIAL LIFE INSURANCE
                             401(k) RETIREMENT PLAN

         1. Purpose. Effective Sept. 30, 1997, the Company acquired Providential Life Insurance Company. Effective on or as soon as practicable following October 1, 1998 (the "Merger Date"), the Providential Life Insurance Company 401(k) Retirement Plan, as last amended and restated effective April 1, 1994 (the "Providential Plan") is hereby merged into this Plan. Certain of these individual who are employees of Providential Life Insurance Company on March 31, 1998 ("Providential Employees") will become Employees eligible to participate in the Plan on April 1, 1998. It is the purpose of this Appendix to provide for the merger into this Plan of the Providential Plan effective as soon as administratively feasible following the Merger Date, and the participation in the Plan of the Providential Employees effective as of April 1, 1998.

         2. Participation in the Plan. Each Providential Employee who is a participant in the Providential Plan on March 31, 1998 will be eligible to participate in the Plan on April 1, 1998.

         3. Transfer and Merger of Providential Plan Accounts. Effective as of the Merger Date (i) a "Before-Tax Deposit Account" will be established for each Providential Employee's elective deferral, rollover and employer contributions rollovers credited to his participant's account under the Providential Plan;
(ii) a "Pre-1987 After-Tax Deposit Account" will be established for each Providential Employee's Pre-1987 after-tax employee contributions credited to his participant's account under the Providential Plan; and (iii)a "Post-1986 After-Tax Deposit Account" will be established for each Providential Employee's post-1986 after-tax employee contributions credited to his participant's account under the Providential Plan. All amounts held in Before-Tax Deposit, Pre-1987 After-Tax Deposit, Post-1986 After-Tax Deposit, and Rollover Accounts for Providential Employees will be 100% nonforfeitable and all Accounts will be subject to the provisions of the Plan (except insofar as they conflict with paragraphs 4 and 5 below) and to the provisions of paragraph 4 and 5 below.

         4. Joint and Survivor Annuities.

            (a) Notwithstanding anything herein to the contrary, this section shall apply to former employees of Providential Life Insurance Company whose Providential Plan accounts were transferred to this Plan on the Merger Date.

            (b) Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety (90) day period ending on the Benefit Commencement Date, the vested Account of a married Providential Employee will be paid in the form of a Qualified Joint and Survivor Annuity and the vested Account of an unmarried Providential Employee will be paid in the form of a straight-life annuity. The Qualified Election by an unmarried Providential

Employee must comply with the provisions of this section as if it were an election to waive the Qualified Joint and Survivor Annuity by a married Providential Employee, but without the spousal consent requirement.

            (c) Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Providential Employee dies before the Benefit Commencement Date then fifty percent (50%) of the Providential Employee's vested Account shall be paid to the eligible spouse in the form of a Qualified Pre-Retirement Survivor Annuity.


            (d) Definitions:

                   (1) Benefit Commencement Date. The date upon which payment of benefits commences.

                   (2) Election Period. The period which begins on the first day of the Plan Year in which the Providential Employee attains age thirty-five (35) and ends on the date of the Providential Employee's death. If a Providential Employee separates from service prior to the first day of the Plan Year in which age thirty-five (35) is attained, with respect to the Account as of the severance from service date, the Election Period shall begin on the severance from service date.

                   (3) Earliest Retirement Age. The earliest date on which, under the Plan, the Providential Employee could elect to receive retirement benefits.

                   (4) Qualified Election. A waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity. The waiver must be in writing and must be consented to by the Providential Employee's eligible spouse. The eligible spouse's consent to a waiver must be witnessed by the Plan Administrator or notary public. Notwithstanding this consent requirement, if the Providential Employee establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no eligible spouse or the eligible spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this provision will be valid only with respect to the eligible spouse who signs the consent, or in the event of a deemed Qualified Election, the designated eligible spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the eligible spouse at any time before the Benefit Commenc ment Date. The number of revocations shall not be limited.

                   (5) Qualified Joint and Survivor Annuity. An annuity for the life of the Providential Employee with a survivor annuity for the life of the eligible spouse which is 50% of the amount of the annuity which is payable during the joint lives of the Providential Employee and the eligible spouse and which is the amount of benefit which can be purchased with the Providential Employee's vested Account.

                   (6) Qualified Pre-Retirement Survivor Annuity. An annuity for the life of the eligible spouse, the payments under which must be equal to the amount of benefits which can be purchased with fifty percent (50%) of the Account of a Providential Employee used to provide the death benefit under the Plan.

            (e) In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall provide each Providential Employee within a reasonable period prior to the Benefit Commencement Date a written explanation of: (1) the terms and conditions of a Qualified Joint and Survivor Annuity; (2) the Providential Employee's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (3) the rights of a Providential Employee's eligible spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

            (f) In the case of a Qualified Pre-Retirement Survivor Annuity as described, the Plan Administrator shall provide each Providential Employee within the period beginning on the first day of the Plan Year in which the Providential Employee attains age thirty-two (32) and ending with the close of the Plan Year in which the Providential Employee attains age thirty-five (35), a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Subsection 4(e) applicable to a Qualified Joint and Survivor Annuity.

                If a Providential Employee enters the Plan after the first day of the Plan Year in which the Providential Employee attained age thirty-two
(32), the Plan Administrator shall provide notice no later than the close of the second Plan Year succeeding the entry of the Providential Employee in the Plan.

            (g) Notwithstanding  the other  requirements of Subsections 4(e) and
(f), the respective notices prescribed by this section need not be given to a Providential Employee if the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity. For purposes of this subsection, the Plan fully subsidizes the costs of a benefit if under the Plan the failure to waive such benefits by a Providential Employee would not result in a decrease in any Plan benefits with respect to such Prudential Employee and would not result in increased contributions from the Participant.

         5. Optional Forms of Distribution. Notwithstanding any other provision in the Plan to the contrary except for the provisions of Section 4 above, this section shall apply to former employees of Providential Life Insurance Company whose Providential Plan accounts were transferred to this Plan on the Merger Date.

            (a) The optional forms of retirement benefit shall be (i) in a lump sum; (ii) in installment payments over a period not to exceed the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his designated beneficiary, provided that each installment must be at least $500; or (iii) applied to the purchase of any annuity contract requested by the Participant and approved by the Administrator provided that such annuity is available from an appropriate insurance company at commercially reasonable rates.

            (b) The optional forms of death benefit are a single-sum payment, installment payouts over a period not to exceed the life expectancy of the beneficiary, provided that each installment must be at least $500, and any annuity that is an optional form of retirement benefit.

                                    APPENDIX
                         MERGER OF MARKMAN INTERNATIONAL
                          EMPLOYEE PROFIT SHARING PLAN


         1. Purpose. Effective May 30, 1997, the Company acquired Markman International, L.L.C. Effective on or as soon as practicable following August 1, 1998 (the "Merger Date"), the Markman International Employee Profit Sharing Plan, as originally effective January 1, 1992 (the "Markman Plan") is hereby merged into this Plan. It is the purpose of this Appendix to provide for the merger into this Plan of the Markman Plan effective as soon as administratively feasible following the Merger Date.

         2. Participation in the Plan. Each former employee of Markman International, L.L.C. who is not already a Participant in the Plan on August 1, 1998 and who is a participant in the Markman Plan on July 31, 1998 will become an inactive participant in the Plan on August 1, 1998.

         3. Transfer and Merger of Markman Plan Accounts. Effective as of the Merger Date a "Before-Tax Deposit Account" will be established for each former employee of Markman International, L.L.C. who had an account in the Markman Plan on July 31, 1998 ("Markman Employee") for elective deferral, rollover, and employer contributions credited to his participant's account under the Markman Plan. All amounts held in Before-Tax Deposit Accounts for Markman Employees will be 100% nonforfeitable and all Accounts will be subject to the provisions of the Plan (except insofar as they conflict with paragraphs 4 and 5 below) and to the provisions of paragraph 4 and 5 below.

         4. Joint and Survivor Annuities.

            (a) Notwithstanding anything herein to the contrary, this section shall apply to distributions made to Markman Employees on and after the Merger Date.

            (b) Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety (90) day period ending on the Benefit Commencement Date, the vested Account of a married Markman Employee will be paid in the form of a Qualified Joint and Survivor Annuity and the vested Account of an unmarried Markman Employee will be paid in the form of a straight-life annuity. The Qualified Election by an unmarried Markman Employee must comply with the provisions of this section as if it were an election to waive the Qualified Joint and Survivor Annuity by a married Markman Employee, but without the spousal consent requirement.

            (c) Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Markman Employee dies before the Benefit

Commencement Date then fifty percent (50%) of the Markman Employee's vested Account shall be paid to the eligible spouse in the form of a Qualified Pre-Retirement Survivor Annuity.

            (d) Definitions:

                (1) Benefit Commencement Date. The date upon which payment of benefits commences.

                (2) Election Period. The period which begins on the first day of the Plan Year in which the Markman Employee attains age thirty-five (35) and ends on the date of the Markman Employee's death. If a Markman Employee separates from service prior to the first day of the Plan Year in which age thirty-five (35) is attained, with respect to the Account as of the severance from service date, the Election Period shall begin on the severance from service date.

                (3) Earliest Retirement Age. The earliest date on which, under the Plan, the Markman Employee could elect to receive retirement benefits.

                (4) Qualified Election. A waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity. The waiver must be in writing and must be consented to by the Markman Employee's eligible spouse. The eligible spouse's consent to a waiver must be witnessed by the Plan Administrator or notary public. Notwithstanding this consent requirement, if the Markman Employee establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no eligible spouse or the eligible spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this provision will be valid only with respect to the eligible spouse who signs the consent, or in the event of a deemed Qualified Election, the designated eligible spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the eligible spouse at any time before the Benefit Commencement Date. The number of revocations shall not be limited.

                (5) Qualified Joint and Survivor Annuity. An annuity for the life of the Markman Employee with a survivor annuity for the life of the eligible spouse which is 50% of the amount of the annuity which is payable during the joint lives of the Markman Employee and the eligible spouse and which is the amount of benefit which can be purchased with the Markman Employee's vested Account.

                (6) Qualified Pre-Retirement Survivor Annuity. An annuity for the life of the eligible spouse, the payments under which must be equal to the amount of benefits which can be purchased with fifty percent (50%) of the Account of a Markman Employee used to provide the death benefit under the Plan.

            (e) In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall provide each Markman Employee within a reasonable period prior to the Benefit Commencement Date a written explanation of: (1) the terms and conditions of a Qualified Joint and Survivor Annuity; (2) the Markman Employee's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (3) the rights of a Markman
Employee's eligible spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

            (f) In the case of a Qualified Pre-Retirement Survivor Annuity as described, the Plan Administrator shall provide each Markman Employee within the period beginning on the first day of the Plan Year in which the Markman Employee attains age thirty-two (32) and ending with the close of the Plan Year in which the Markman Employee attains age thirty-five (35), a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Subsection 4(e) applicable to a Qualified Joint and Survivor Annuity.

                If a Markman Employee enters the Plan after the first day of the Plan Year in which the Markman Employee attained age thirty-two (32), the Plan Administrator shall provide notice no later than the close of the second Plan Year succeeding the entry of the Markman Employee in the Plan.

            (g) Notwithstanding  the  other requirements of Subsections 4(e) and
(f), the respective notices prescribed by this section need not be given to a Markman Employee if the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity. For purposes of this subsection, the Plan fully subsidizes the costs of a benefit if under the Plan the failure to waive such benefits by a Markman Employee would not result in a decrease in any Plan benefits with respect to such Markman Employee and would not result in increased contributions from the Participant.

         5. Optional Forms of Distribution. Notwithstanding any other provision in the Plan to the contrary except for the provisions of Section 4 above, this section shall only apply to distributions made to Markman Employees on and after the Merger Date.

            (a) The optional forms of retirement benefit shall be (i) in a lump sum; (ii) in installment payments over a period not to exceed the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his designated beneficiary, provided that each installment must be at least $500; or (iii) applied to the purchase of any annuity contract requested by the Participant and approved by the Administrator provided that such annuity is available from an appropriate insurance company at commercially reasonable rates.

            (b) The optional forms of death benefit are a single-sum payment, installment payouts over a period not to exceed the life expectancy of the beneficiary, provided that each installment must be at least $500, and any annuity that is an optional form of retirement benefit.

                                    APPENDIX

           MERGER OF COLONIAL PENN LIFE INSURANCE COMPANY SAVINGS PLAN

         1. Purpose. Effective September 30, 1997, the Company acquired Colonial Penn Life Insurance Company. Effective on or as soon as practicable following December 31, 1998 (the "Merger Date"), the Colonial Penn Life Insurance Company Savings Plan, as adopted effective August 1, 1997(the "CPL Plan") is hereby merged into this Plan. Certain of the individuals who are employees of Colonial Penn Life Insurance Company on December 31, 1998 ("CPL Employees") will become Employees eligible to participate in the Plan on January 1, 1999. It is the purpose of this Appendix to provide for the merger into this Plan of the CPL Plan effective as of the Merger Date, and the participation in the Plan of the CPL Employees effective January 1, 1999.

         2. Participation in the Plan. Each CPL Employee who is a participant in the CPL Plan on December 31, 1998 who becomes an Employee on January 1, 1999 will become eligible to participate in the Plan on January 1, 1999.

         3. Transfer and Merger of CPL Plan Accounts. Effective as of the Merger Date (i) a "Before-Tax Deposit Account" will be established for each CPL Employee's elective deferral contributions credited to his participant's account under the CPL Plan; (ii) a "CPL Employer Matching Contribution Account" will be established for each CPL Employee's employer matching contributions credited to his participant's account under the CPL Plan;(iii) a "CPL Rollover Account" will be established for each CPL Employee's rollover contributions credited to his participant's account under the CPL Plan; (iv) a "Rollover Account" will be established for each CPL Employee's employer profit sharing contributions credited to his participant's account under the CPL Plan; (v) a "Pre-1987 After-Tax Deposit Account" for each CPL Employee's after-tax contributions made prior to January 1, 1987 credited to his participant's account under the CPL Plan; and (vi) a "Post-1986 After-Tax Deposit Account" for each CPL Employee's after-tax contributions made on or after January 1, 1987 credited his participant's account under the CPL Plan. All amounts held in Before-Tax Deposit, After-Tax Deposit, CPL Rollover and CPL Employer Matching Contribution Accounts for CPL Employees will be 100% nonforfeitable and will be subject to the provisions of the Plan including the investment transfer provisions of
Section 7.4 (except insofar as they conflict with paragraphs 4 through 7 below) and to the provisions of paragraphs 4 through 7 below.

         4. Optional Forms of Distribution. Notwithstanding any other provision in the Plan to the contrary, this section shall only apply to distributions to CPL Employees who have become Participants hereunder as of the Merger Date.

            (a) The optional forms of retirement benefit shall be (i) in a lump sum; (ii) in quarterly or annual installment payments over a period not to exceed nine years and eleven months, provided that each installment must be at least $500; or (iii) if the Participant terminates employment on or after his Permitted Retirement Age or due to Disability or terminates employment prior to his or her Permitted Retirement Age but does not elect to take distribution of his or her Account until the later of age 62 or his or her Permitted Retirement Age, applied to the purchase of any annuity contract requested by the Participant and approved by the Administrator provided that such annuity is available from an appropriate insurance company at commercially reasonable rates. For purposes of this paragraph 4, "Permitted Retirement Age" shall mean a date on which the sum of the Participant's then age and service (both measured in years and completed monthly fractions of years) equals or exceeds age 65. For purposes of determining a Participant's Permitted Retirement Age, all periods of employment which are taken into account for purposes of vesting shall count as service.

            (b) The optional forms of death benefit are a single-sum payment, installment payouts over a period not to exceed nine years and eleven months, provided that each installment must be at least $500, and any annuity that is an optional form of retirement benefit.

            (c) If a married Participant selects an annuity, the annuity shall be in the form of a qualified joint and survivor annuity (as defined in Code
Section 417) unless the Participant selects another form of annuity and the Participant's spouse consents to such alternate form and such consent is witnessed by a notary public.

         5. CPL Rollover and CPL Matching Employer Contribution Account Withdrawals. Notwithstanding any other provision in the Plan to the contrary, this section shall allow CPL Employees who have become Participants hereunder as of January 1, 1999 to take withdrawals from their CPL Rollover Account and CPL Employer Matching Contribution Account at any time, in accordance with the procedures and rules established by the Administrator but, not more often than twice in any year. Payment shall be made to the Participant as soon as practicable, in accordance with the bi-weekly processing schedule, following the date the request is filed with the Plan Administrator. The minimum withdrawal is the lesser of $300.00 or the total amount available under this paragraph 5. An eligible Participant's entire CPL Rollover Account will be available for withdrawal pursuant to the provisions of this paragraph as well as the eligible Participant's entire CPL Matching Employer Contribution Account if the Participant has been employed by the Company or its predecessors for five or more years, otherwise, that portion of the eligible Participant's CPL Matching Employer Contribution Account which was not credited to the Participant's CPL Matching Employer Contribution Account within two years prior to the withdrawal will be available. Withdrawals will be taken first from the CPL Rollover Account and then from the CPL Matching Employer Contribution Account. Withdrawals under this paragraph 5 shall be charged against the value of the withdrawing Participant's sub-account in each of the investment funds proportionally.

         6. Loans. Notwithstanding anything in Section 9.5 of the Plan to the contrary, loan repayments made prior to the end of the blackout period provided for in paragraph 7 below shall be credited to the investment funds in accordance with the Participant's pre-transfer investment election and shall be subject to redirection on the last day of each calendar quarter until the end of the blackout period.

         7. Blackout period. Notwithstanding any provision of the Plan to the contrary: (i) due to the merger of the CPL Plan into this Plan and the resulting conversion of the CPL funds from monthly valuation to daily valuation, request for withdrawals, loans, and distributions can not be processed during the blackout period beginning January 1, 1999 and ending on or about March 31, 1999,
(ii) funds transferred from the CPL Plan may only be reallocated on the last day of each calendar quarter until the end of the blackout period.

                                    APPENDIX
              MERGER OF WASHINGTON NATIONAL EMPLOYEE SAVINGS PLAN,
                      WASHINGTON NATIONAL PENSION PLAN PLUS
                   AND WASHINGTON NATIONAL PROFIT SHARING PLAN

         1. Purpose. Effective December 5, 1997, the Company acquired Washington National Insurance Company and United Presidential Life Insurance Company. Effective on or as soon as practicable following June 30, 1999 (the "Merger Date"), the Washington National Employee Savings Plan, as last amended and restated effective January 1, 1989 (the "Savings Plan"), the Washington National Pension Plan Plus, originally effective January 1, 1991 (the "Pension Plan"), and the Washington National Profit Sharing Plan, originally effective January 1, 1991 (the "Profit Sharing Plan"), collectively referred to as the "Washington National Plans", are hereby merged into this Plan. It is the purpose of this Appendix to provide for the merger into this Plan of the Washington National Plans effective as soon as administratively feasible following the Merger Date.

         2.  Transfer and Merger of the  Washington  National  Plans'  Accounts.
Effective as of the Merger Date (i) a "Before-Tax Deposit Account" will be established for each former Savings Plan participant's elective deferral contributions credited to his participant's account under the Savings Plan; (ii) a "Pre-1987 After-Tax Deposit Account" will be established for each former Savings Plan participant's pre-1987 after-tax employee contributions credited to his participant's account under the Savings Plan; (iii) a "Post-1986 After-Tax Deposit Account" will be established for each former Savings Plan participant's post-1986 after-tax employee contributions credited to his participant's account under the Savings Plan; (iv) a "Rollover Account" will be established for each former Savings Plan participant's rollover contributions credited to his participant's account under the Savings Plan; (v) a "Washington National Matching Contribution Account" will be established for each former Savings Plan participant's employer contributions credited to his participant's account under the Savings Plan; and (vi) a "Prior Plan Account" will be established for each former Pension Plan participant's employer contributions credited to his participant's account under the Pension Plan and each former Profit Sharing Plan participant's employer contributions credited to his participant's account under the Profit Sharing Plan. All amounts held in Before-Tax Deposit, Pre-1987 After-Tax Deposit, Post-1986 After-Tax Deposit, Rollover, Prior Plan, and Washington National Matching Contribution Accounts will be 100% nonforfeitable. Further, all amounts held in an Employer Contribution Account under the Plan for former employees of Washington National Insurance Company and/or United Presidential Life Insurance Company whose Washington National Plan accounts were transferred to this Plan will be 100% nonforfeitable. All Accounts will be subject to the provisions of the Plan (except insofar as they conflict with paragraphs 3 through 6 below) and to the provisions of paragraph 3 through 6 below.

         3. Joint and Survivor Annuities.

            (a) Notwithstanding anything herein to the contrary, this section shall apply to former employees of Washington National Insurance Company and/or United Presidential Life Insurance Company whose Washington National Plan accounts were transferred to this Plan on the Merger Date.

            (b) Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety (90) day period ending on the Benefit Commencement Date, the vested Account of a married former Washington National Plan participant will be paid in the form of a Qualified Joint and Survivor Annuity and the vested Account of an unmarried former Washington National Plan participant will be paid in the form of a straight-life annuity. The Qualified Election by an unmarried former Washington National Plan participant must comply with the provisions of this section as if it were an election to waive the Qualified Joint and Survivor Annuity by a married former Washington National Plan participant, but without the spousal consent requirement.

            (c) Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a former Washington National Plan participant dies before the Benefit Commencement Date then fifty percent (50%) of the former Washington National Plan participant's vested
Account shall be paid to the eligible spouse in the form of a Qualified Pre-Retirement Survivor Annuity.

            (d) Definitions:

                (1) Benefit Commencement Date. The date upon which payment of benefits commences.

                (2) Election Period. The period which begins on the first day of the Plan Year in which the former Washington National Plan participant attains age thirty-five (35) and ends on the date of the former Washington National Plan participant's death. If a former Washington National Plan participant separates from service prior to the first day of the Plan Year in which age thirty-five
(35) is attained, with respect to the Account as of the severance from service date, the Election Period shall begin on the severance from service date.

                (3) Earliest Retirement Age. The earliest date on which, under the Plan, the former Washington National Plan participant could elect to receive retirement benefits.

                (4) Qualified Election. A waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity. The waiver must be in writing and must be consented to by the former Washington National Plan participant's eligible spouse. The eligible spouse's consent to a waiver must be witnessed by the Plan Administrator or notary public. Notwithstanding this consent requirement, if the former Washington National Plan participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no eligible spouse or the eligible spouse cannot be located, a waiver will be deemed a Qualified Election. Any consent necessary under this provision will be valid only with respect to the eligible spouse who signs the consent, or in the event of a deemed Qualified Election, the designated eligible spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the eligible spouse at any time before the Benefit Commencement Date. The number of revocations shall not be limited.

                (5) Qualified Joint and Survivor Annuity. An annuity for the life of the former Washington National Plan participant with a survivor annuity for the life of the eligible spouse which is 50% of the amount of the annuity which is payable during the joint lives of the former Washington National Plan participant and the eligible spouse and which is the amount of benefit which can be purchased with the former Washington National Plan participant's vested Account.

                (6) Qualified Pre-Retirement Survivor Annuity. An annuity for the life of the eligible spouse, the payments under which must be equal to the amount of benefits which can be purchased with fifty percent (50%) of the Account of a former Washington National Plan participant used to provide the death benefit under the Plan.

            (e) In the case of a Qualified Joint and Survivor Annuity, the Plan Adminis trator shall provide each former Washington National Plan participant within a reasonable period prior to the Benefit Commencement Date a written explanation of: (1) the terms and conditions of a Qualified Joint and Survivor Annuity; (2) the former Washington National Plan participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (3) the rights of a former Washington National Plan participant's eligible spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

            (f) In the case of a Qualified Pre-Retirement Survivor Annuity as described, the Plan Administrator shall provide each former Washington National Plan participant within the period beginning on the first day of the Plan Year in which the former Washington National Plan participant attains age thirty-two
(32) and ending with the close of the Plan Year in which the former Washington National Plan participant attains age thirty-five (35), a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Subsection 4(e) applicable to a Qualified Joint and Survivor Annuity.

                If a former Washington National Plan participant enters the Plan after the first day of the Plan Year in which the former Washington National Plan participant attained age thirty-two (32), the Plan Administrator shall provide notice no later than the close of the second Plan Year succeeding the entry of the former Washington National Plan participant in the Plan.

            (g)  Notwithstanding  the other requirements of Subsections 4(e) and
(f), the respective notices prescribed by this section need not be given to a former Washington National Plan participant if the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity. For purposes of this subsection, the Plan fully subsidizes the costs of a benefit if under the Plan the failure to waive such benefits by a former Washington National Plan participant would not result in a decrease in any Plan benefits with respect to such former Washington National Plan participant and would not result in increased contributions from the Participant.

         4. Optional Forms of Distribution. Notwithstanding any other provision in the Plan to the contrary except for the provisions of Section 3 above, this section shall apply to former employees of Washington National Insurance Company and/or United Presidential Life Insurance Company whose Washington National Plan accounts were transferred to this Plan on the Merger Date.

            (a) The optional forms of retirement benefit shall be (i) in a lump sum; (ii) in quarterly or annual installment payments over a period not to exceed the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his designated beneficiary, provided that each installment must be at least $500; or (iii) applied to the purchase of any annuity contract requested by the Participant and approved by the Administrator provided that such annuity is available from an appropriate insurance company at commercially reasonable rates.

            (b) The optional forms of death benefit are a single-sum payment, installment payouts over a period not to exceed the life expectancy of the beneficiary, provided that each installment must be at least $500, and any annuity that is an optional form of retirement benefit.

         5. Washington National Matching Contribution Account Withdrawals. Notwithstanding any other provision in the Plan to the contrary, this section shall allow former Washington National Plan participants who have become Participants hereunder as of the Merger Date to take withdrawals from their Washington National Matching Contribution Account at any time, in accordance with the procedures and rules established by the Administrator but, not if an After-Tax Deposit Account Withdrawal is available and not if an After-Tax Deposit Account Withdrawal or a Washington National Matching Contribution Account Withdrawal has been made in the last six (6) months. Payment shall be made to the Participant as soon as practicable following the date the request is filed with the Plan Administrator. That portion of the eligible Participant's Washington National Matching Contribution Account which was not credited to the Participant's Washington National Matching Contribution Account within two years prior to the withdrawal will be available.

         6. Blackout period. Notwithstanding any provision of the Plan to the contrary, due to the merger of the Washington National Plan into this Plan effective on or as soon as practicable following June 30, 1999: (i) requests for withdrawals, loans, and distributions can not be processed during the blackout period beginning June 30, 1999 and ending on or about

September 23, 1999, (ii) funds transferred from the Washington National Plan may only be reallocated on the last day of each calendar quarter until the end of the blackout period.

                                    APPENDIX

                         MERGER OF LUK-CPG SAVINGS PLAN


         1. Purpose. Effective on or as soon as practicable following January 1, 1998 (the "Merger Date"), the accounts currently held for participants ("CPG Participants") under the LUK- CPG Savings Plan ("CPG Plan") will be transferred to this Plan. CPG Participants will become Participants in the Plan on the Merger Date. It is the purpose of this Appendix to provide for the merger of the CPG Plan into this Plan and the participation in the Plan of the CPG Participants, both effective as of the Merger Date.

         2. Merger of the CPG Accounts. Effective as of the Merger Date: (i) a "CPG Before- Tax Deposit Account" will be established for each CPG Participant's elective deferral contributions credited to his participant's account under the CPG Plan; (ii) a "CPG Employer Matching Contribution Account" will be established for each CPG Participant's employer matching contributions credited to his participant's account under the CPG Plan; (iii) a "CPG Rollover Account" will be established for each CPG Participant's rollover contributions credited to his participant's account under the CPG Plan; and (iv) an "After-Tax Deposit Account" will be established for each CPG Participant's after-tax contributions credited to his participant's account under the CPG Plan. All amounts held in CPG Before-Tax Deposit, After-Tax Deposit, CPG Rollover and CPG Employer Matching Contribution Accounts for CPG Participants will be 100% nonforfeitable and will be subject to the provisions of the Plan (except insofar as they conflict with paragraphs 3, 4, and 5 below) and to the provisions of paragraphs 3, 4, and 5 below.

         3. Optional Forms of Distribution. Notwithstanding any other provision in the Plan to the contrary, this section shall only apply to distributions to CPG Participants who have become Participants hereunder as of the Merger Date.

            (a) The optional forms of retirement benefit shall be (i) in a lump sum; (ii) in quarterly or annual installment payments over a period not to exceed nine years and eleven months, provided that each installment must be at least $500; or (iii) if the Participant terminates employment on or after his Permitted Retirement Age or due to Disability or terminates employment prior to his or her Permitted Retirement Age but does not elect to take distribution of his or her Account until the later of age 62 or his or her Permitted Retirement Age, applied to the purchase of any annuity contract requested by the Participant and approved by the Administrator provided that such annuity is available from an appropriate insurance company at commercially reasonable rates. For purposes of this paragraph 3, "Permitted Retirement Age" shall mean a date on which the sum of the Participant's then age and service (both measured in years and completed monthly fractions of years) equals or exceeds age 65. For purposes of determining a Participant's Permitted Retirement Age, all periods of employment which are taken into account for purposes of vesting shall count as service.

            (b) The optional forms of death benefit are a single-sum payment, installment payouts over a period not to exceed nine years and eleven months, provided that each installment must be at least $500, and any annuity that is an optional form of retirement benefit.

            (c) If a married Participant selects an annuity, the annuity shall be in the form of a qualified joint and survivor annuity (as defined in Code
Section 417) unless the Participant selects another form of annuity and the Participant's spouse consents to such alternate form and such consent is witnessed by a notary public.

         4. CPG Rollover and CPG Matching Employer Contribution Account Withdrawals. Notwithstanding any other provision in the Plan to the contrary, this section shall allow CPG Participants who have become Participants hereunder as of the Merger Date to take withdrawals from their CPG Rollover Account and CPG Employer Matching Contribution Account at any time, in accordance with the procedures and rules established by the Administrator but, not more often than twice in any year. Payment shall be made to the Participant as soon as practicable following the date the request is filed with the Plan Administrator. The minimum withdrawal is the lesser of $300.00 or the total amount available under this paragraph 4. An eligible Participant's entire CPG Rollover Account will be available for withdrawal pursuant to the provisions of this paragraph as well as the eligible Participant's entire CPG Matching Employer Contribution Account if the Participant has been employed by the Company or its predecessors for five or more years, otherwise, that portion of the eligible Participant's CPG Matching Employer Contribution Account which was not credited to the Participant's CPG Matching Employer Contribution Account within two years prior to the withdrawal will be available. Withdrawals will be taken first from the CPG Rollover Account and then from the CPG Matching Employer Contribution Account.

         5. CPG Before-Tax Deposit Account Withdrawals. Notwithstanding any other provision in the Plan to the contrary, this Section allow CPG Participants who have become participants hereunder as of the Merger Date to take withdrawals from the CPG Before-Tax Deposit Accounts at any time after reaching age 59 1/2 , in accordance with the procedures and rules established by the Administrator. Payment shall be made to the Participant as soon as practicable following the date the request is filed with the Plan Administrator.

                         WRITTEN CONSENT TO RESOLUTIONS
                        OF THE BENEFITS COMMITTEE OF THE
                                CONSECOSAVE PLAN

         The  undersigned,  being all of the members of the  Benefits  Committee
(the "Committee") of the ConsecoSave Plan (the "Plan") hereby unanimously consent to the adoption of and do hereby adopt the following preambles and resolutions without a meeting of the Committee:

         WHEREAS, Conseco, Inc. (the "Corporation") is the sponsor of the Plan, last amended and restated effective January 1, 1997, and retains the power to amend said Plan; and

         WHEREAS, the Corporation has delegated its power to make certain amendments to the Plan to the Committee; and

         WHEREAS, the Committee desires to amend the Plan in order to reflect various changes in the investment fund options available under the Plan;

         NOW, THEREFORE, BE IT RESOLVED, that Section 7.1 of the Plan be and is hereby amended to reflect the following:

         (1) Effective June 21, 1999, the Asset Allocation Fund is renamed the Balanced Fund; and

         (2) Effective June 21, 1999, the Government Securities Fund will be eliminated as an investment option under the Plan; and

         (3) Effective June 21, 1999, the Conseco Fund Group Conseco 20 Fund, the Conseco Fund Group High Yield Fund and the Conseco Fund Group Convertible Securities Fund will be added as new investment options under the Plan.

         FURTHER RESOLVED, that any Participant who fails to redirect his contributions or prior investments subject to investment direction by June 18, 1999 from the Government Securities Fund to an existing investment fund will have 100% of his contributions and prior investments which were directed to the Government Securities Fund on June 21, 1999 directed to the Money Market Portfolio.

         FURTHER RESOLVED,  that effective October 1, 1999, the last sentence of
Section 7.3 of the Plan be and is hereby amended to read as follows:

         If a Participant fails to make any election or makes an election prohibited hereunder, 100% of his contributions subject to investment direction shall be invested in the Conseco Fund Group Balanced Fund.

         FURTHER RESOLVED, that the appropriate officers of the Corporation be and are each hereby authorized and directed to take any such actions as shall be deemed necessary or desirable, with the advice of counsel, to effectuate the foregoing resolutions.

         IN WITNESS WHEREOF, the undersigned have executed this unanimous written consent to be effective as of the 18th day of June, 1999.



/s/ James S. Adams                            /s/ Rollin M. Dick
-------------------------                     -------------------------
James S. Adams                                Rollin M. Dick



/s/ Thomas J. Kilian                          /s/ John J. Sabl
-------------------------                     -------------------------
Thomas J. Kilian                              John J. Sabl



Approved by:


/s/ Stephen C. Hilbert
-------------------------
Stephen C. Hilbert
Chairman of the Board, President
and Chief Executive Officer



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